AMENDED AND RESTATED


                                   BY-LAWS OF


                          PATRIOT GLOBAL DIVIDEND FUND


                             Dated: August 12, 1992

           As Amended: December 19, 1994 (Section 4.6.; Section 4.6A.)

           As Amended: November 19, 1996 (Section 2.6)

           As Amended: March 8, 2005 (Article IV, Section 6.2, 6.3 and 6.9)

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I                  Meetings of Shareholders............................1
         Section 1.1.      Meetings............................................1
         Section 1.2.      Annual Meetings.....................................1
         Section 1.3.      Special Meetings....................................1
         Section 1.4.      Notice of Meetings..................................3
         Section 1.5.      Presiding Officer; Secretary........................4
         Section 1.6.      Voting..............................................4
         Section 1.7.      Proxies.............................................4
         Section 1.8.      Nominations and Proposals by Shareholders...........5
         Section 1.9.      Abstentions and Broker Non-Votes....................7
         Section 1.10.     Inspectors..........................................7
         Section 1.11.     Inspection of Records...............................7
         Section 1.12.     Quorum..............................................8
         Section 1.13.     Action at Meeting...................................8
         Section 1.14.     Action without Meeting..............................8

ARTICLE II                 Trustees and Trustees' Meetings.....................8
         Section 2.1.      Number of Trustees..................................8
         Section 2.2.      Election of Trustees................................8
         Section 2.3.      Meetings............................................9
         Section 2.4.      Quorum; Voting......................................9
         Section 2.5.      Organization........................................9
         Section 2.6.      Consent of Trustees in Lieu of a Meeting............9

ARTICLE III                Committees.........................................10
         Section 3.1.      Executive Committee................................10
         Section 3.2.      Other Committees...................................10
         Section 3.3.      General............................................10

ARTICLE IV                 Officers, Agents and Employees.....................11
         Section 4.1.      General Provisions.................................11
         Section 4.2.      Election, Term of Office and Qualifications........11
         Section 4.3.      Removal............................................11
         Section 4.4.      Powers and Duties of the Chairman..................11
         Section 4.5.      Powers and Duties of the Vice Chairman.............11
         Section 4.6.      Powers and Duties of the President.................11
         Section 4.7.      Powers and Duties of Vice Presidents...............12
         Section 4.8.      Powers and Duties of the Treasurer.................12
         Section 4.9.      Powers and Duties of the Secretary.................12
         Section 4.10.     Powers and Duties of Assistant Treasurers..........12
         Section 4.11.     Powers and Duties of Assistant Secretaries.........12
         Section 4.12.     Compensation of Officers and Trustees and Members
                           of the Advisory Board..............................12

ARTICLE V                  Shares of Beneficial Interest......................13
         Section 5.1.      Share Certificates.................................13
         Section 5.2.      Transfers of Pledged Shares........................13
         Section 5.3.      Regulations........................................13
         Section 5.4.      Lost, Destroyed or Mutilated Certificates..........13

ARTICLE VI                 Terms of DARTS.....................................14
         Section 6.1.      Designation........................................14
         Section 6.2.      Definitions........................................14
         Section 6.3.      Eligible Assets, Dividend Coverage and 1940
                           Act Asset Coverage.................................30
         Section 6.4.      Dividends..........................................43
         Section 6.5.      Liquidation Rights.................................50
         Section 6.6.      Redemption.........................................51
         Section 6.7.      Voting Rights......................................56
         Section 6.8.      Other Restrictions.................................60
         Section 6.9.      Auction Procedures.................................63

ARTICLE VII                Terms of Common Shares.............................74
         Section 7.1.      Designation........................................74
         Section 7.2.      Common Shares......................................74

ARTICLE VIII               Net Asset Value....................................75

ARTICLE IX                 Seal...............................................76

ARTICLE X                  Fiscal Year........................................76

ARTICLE XI                 Custodian..........................................76

ARTICLE XII                Execution of Instruments...........................76

ARTICLE XIII               Independent Public Accountants.....................77

ARTICLE XIV                Amendments.........................................77
                     EXHIBIT A..............MOODY'S INDUSTRY CLASSIFICATION....1
                     EXHIBIT B..............FUTURES AND OPTIONS................1

                              AMENDED AND RESTATED


                                   BY-LAWS OF


                          PATRIOT GLOBAL DIVIDEND FUND


     The undersigned do hereby adopt these Amended and Restated By-Laws (the "Bylaws") of the Patriot Global Dividend Fund (the "Fund") pursuant to the authority granted by Section 4.2 of the Declaration of Trust (the "Declaration") made the 28th day of May, 1992, as amended, and filed in the Office of the Secretary of The Commonwealth of Massachusetts. Capitalized terms used but not defined in these By-Laws have the meanings ascribed to them in the Declaration.

                                   ARTICLE I

                            Meetings of Shareholders

     Section 1.1. Meetings. Meetings of the Shareholders of the Fund shall be held whenever called by the Trustees, provided for by the Declaration or required by the 1940 Act. Notice of Shareholders' meetings shall be given as provided in the Declaration.

     Section 1.2. Annual Meetings. Annual meetings of the Shareholders of the Trust or a Series or Class thereof shall be held on such date and at such place within or without the Commonwealth of Massachusetts as the Trustees shall designate.

     Section 1.3. Special Meetings.

          (a) Special meetings of the Shareholders may be called at any time by the Chairman, the President or the Trustees. Subject to subsection (c) of this Section 1.3, a special meeting of Shareholders shall also be called by the Secretary of the Trust upon the written request of the Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

          (b) Any Shareholder of record seeking to have Shareholders request a special meeting shall, by sending written notice to the Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Trustees to fix a record date to determine the Shareholders entitled to request a special meeting (the "Requested Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Shareholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such Shareholder (or other agent) and shall set forth all information relating to each such Shareholder that must be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder. Upon receiving the Record Date Request Notice, the Trustees may fix a Requested Record Date. The

     Requested Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Requested Record Date is adopted by the Trustees. If the Trustees, within thirty (30) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Requested Record Date and make a public announcement of such Requested Record Date, the Requested Record Date shall be the close of business on the 30th day after the date on which the Record Date Request Notice is received by the Secretary.

          (c) In order for any Shareholder to request a special meeting, one or more written requests for a special meeting signed by Shareholders of record (or their duly authorized agents) as of the Requested Record Date entitled to cast not less than the percentage of outstanding shares specified in the Declaration (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the Secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such Shareholder (or other agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Trust's books, of each Shareholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of shares of the Trust which are owned of record and beneficially by each such Shareholder, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within sixty (60) days after the Request Record Date. Any requesting Shareholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

          (d) The Secretary shall inform the requesting Shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Trust's proxy materials). The Secretary shall not be required to call a special meeting upon Shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraphs (b) and (c) of this Section 1.3, the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

          (e) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the President, Chairman or Trustees, whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of Shareholders (a "Shareholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Trustees; provided, however, that the date of any Shareholder Requested Meeting shall be not more than ninety
     (90) days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Trustees fail to designate, within thirty (30) days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. Eastern Time on the 90th day after the date the request for such meeting is actually received by the Trust or, if such 90th day is not a

     Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Trustees fail to designate a place for a Shareholder Requested Meeting within thirty (30) days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Trust. In fixing a date for any special meeting, the President, Chairman or Trustees may consider such factors as he, she, or they deem(s) relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Trustees to call an annual meeting or a special meeting. In the case of any Shareholder Requested Meeting, if the Trustees fail to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

          (f) If at any time as a result of written revocations of requests for the special meeting, Shareholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the Secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the Secretary may revoke the notice of the meeting at any time before ten (10) days prior to the meeting if the Secretary has first sent to all other requesting Shareholders written notice of such revocation and of intention to revoke the notice of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

          (g) The Chairman, the President or the Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such request shall be deemed to have been delivered to the Secretary until the earlier of (i) five (5) Business Days after receipt by the Secretary of such request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the Secretary represent at least the Special Meeting Percentage of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (g) shall in any way be construed to suggest or imply that the Trust or any Shareholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

     Section 1.4. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail or telegraphic means to each Shareholder at his address as recorded on the register of the Trust mailed at least seven (7) days before the meeting, provided, however, that notice of a meeting need not be given to a Shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Securities Exchange Act of 1934, as amended. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

     Section 1.5. Presiding Officer; Secretary. The Chairman shall preside at each Shareholders' meeting as chairman of the meeting, or in the absence of the Chairman, the Trustees present at the meeting shall elect one of their number as chairman of the meeting. Unless otherwise provided by the Trustees, the Secretary of the Fund shall be the secretary of all meetings of Shareholders and shall record the minutes thereof.

     Section 1.6. Voting. At each meeting of Shareholders, except as otherwise provided by the Declaration, every holder of record of Shares entitled to vote shall be entitled to a number of votes equal to the number of Shares registered in his name on the Share register of the Fund on the record date of the meeting and which are outstanding at the time such vote is taken. Shareholders may vote by proxy and the form of any such proxy may be prescribed from time to time by the Trustees. At all meetings of the Shareholders, votes shall be taken by ballot for all matters which are binding upon the Trustees. On other matters, votes of Shareholders need not be taken by ballot unless otherwise provided in the Declaration or by vote of the Trustees, or as required by the 1940 Act, but the chairman of the meeting may in his discretion authorize any matter to be voted upon by ballot.

     Section 1.7. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting or telegraphic transmission) by the Shareholder or the Shareholder's attorney-in-fact. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole share shall be entitled to one vote as to any matter on which it is entitled by the Declaration of Trust to vote and fractional shares shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy, including a photographic or similar reproduction thereof and a telegram, cablegram, wireless or similar transmission thereof, purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.

     Section 1.8. Nominations and Proposals by Shareholders.

          (a) Annual Meetings of Shareholders. Nominations of persons for election as a Trustee and the proposal of business to be considered by the Shareholders may be made at an annual meeting of Shareholders (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Trustees or (iii) by any Shareholder of the Trust who was a Shareholder of record both at the time of giving of notice provided for in this Section 1.8(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
     Section 1.8 (a). For nominations for election to the Trustees or other business to be properly brought before an annual meeting by a Shareholder pursuant to this Section 1.8(a), the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must otherwise be a proper matter for action by Shareholders. To be timely, a Shareholder's notice must be delivered to the Secretary at the principal executive office of the Trust by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty (30) days from the anniversary date of the mailing of the notice for the preceding year's annual meeting, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Trust. Notwithstanding anything in the immediately preceding sentence of this Section 1.8(a) to the contrary, a Shareholder's notice with respect to the annual meeting of Shareholders to be held in 2003 only shall be timely if it is delivered to the Secretary at the principal executive office of the Trust by a date which is the later of either January 30, 2003 or the date which would otherwise be determined in accordance with the provisions of the preceding sentence of this Section 1.8(a). In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above. A Shareholder's notice to be proper must set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a trustee (A) the name, age, business address and residence address of such person, (B) the class and number of shares of stock of the Trust that are beneficially owned or owned of record by such person and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder (including any anticipated benefit to the Shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such Shareholder, as they appear on the Trust's stock ledger and current name and address, if different, and of such beneficial owner, and (y) the class and number of shares of stock of the Trust which are owned beneficially and of record by such Shareholder and such beneficial owner. Notwithstanding anything in this Section 1.8(a) to the contrary, in the event that the number of trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust of such action or specifying the size of the increased Trustees at least one hundred (100) days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, a Shareholder's notice required by this
     Section 1.8 (a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the 10th day immediately following the day on which such public announcement is first made by the Trust.

          (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Trustees may be made at a special meeting of Shareholders at which trustees are to be elected (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Trustees or
     (iii) provided that the Trustees have determined that trustees shall be elected at such special meeting, by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for in this Section 1.8(b) and at the time of he special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.8(b). In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Trustees, any such Shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the Shareholder's notice containing the information required by this Section 1.8(b) shall have been delivered to the Secretary at the principal executive offices of the Trust not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above.

          (c) General. Only such persons who are nominated in accordance with the procedures set forth in this Section 1.8 shall be eligible to serve as trustee, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.8. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.8 and, if any proposed nomination or other business is not in compliance with this Section 1.8, to declare that such nomination or proposal shall be disregarded. For purposes of this
     Section 1.8, (a) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of trustees and (b) "public announcement" shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which Shares of the Trust's common stock are traded or reported by a recognized news service or (ii) in a document publicly filed by the Trust with the Commission.

          (d) Compliance with State and Federal Law. Notwithstanding the foregoing provisions of this Section 1.8, a Shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.8. Nothing in this Section 1.8 shall be deemed to affect any right of a Shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

     Section 1.9. Abstentions and Broker Non-Votes. Outstanding Shares represented in person or by proxy (including Shares which abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding Shares in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those Shares will not be considered as present and entitled to vote with respect to such proposal. For avoidance of any doubt, Broker Non-Votes shall not include preferred shares which the broker is permitted to proportionately vote in accordance with applicable law or rules of a national securities exchange. Except as otherwise provided by law, Broker Non-Votes will be treated as present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to such proposal, but will not be counted as a vote cast on such proposal.

     Section 1.10. Inspectors. At any meeting of Shareholders, the chairman of the meeting may appoint one or more inspectors of election or balloting to supervise the voting at such meeting or any adjournment thereof. If inspectors are not so appointed, the chairman of the meeting may, and on the request of any Shareholder present or represented and entitled to vote shall, appoint one or more inspectors for such purpose. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector of election or balloting, as the case may be, at such meeting with strict impartiality and according to the best of his ability. If appointed, inspectors shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

     Section 1.11. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

     Section 1.12. Quorum. Except as otherwise provided by law, the Trust's Declaration of Trust or these By-laws, the holders of a majority of the Shares issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Trustees in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

     Section 1.13. Action at Meeting. When a quorum is present at any meeting, any matter other than the election of Trustees to be voted upon by the Shareholders at such meeting shall be decided by the vote of the holders of Shares having a majority of the votes cast by the holders of all of the Shares present or represented and voting on such matter (or if there are two or more classes of shares entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the shares of that class present or represented and voting on such matter), except when a different vote is required by law, the Trust's Declaration of Trust or these By-laws. When a quorum is present at any meeting, any election by Shareholders of Trustees shall be determined by a plurality of the votes cast by the Shareholders entitled to vote on the election.

     Section 1.14. Action without Meeting. For as long as there are under one hundred fifty (150) shareholders, any action which may be taken by Shareholders may be taken without a meeting if a majority of Outstanding Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration of Trust, or the By-laws) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE II

                         Trustees and Trustees' Meetings

     Section 2.1. Number of Trustees. There shall initially be two Trustees, and the number of Trustees shall thereafter be such number as shall be fixed from time to time by a majority of the Trustees. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 4.1(d) of the Declaration.

     Section 2.2. Election of Trustees. The Board of Trustees shall be divided into three classes, each class to consist, as nearly as may be, of one-third of the number of Trustees then constituting the whole Board of Trustees. The term of office of those Trustees elected to the first class shall expire at the first annual meeting or special meeting in lieu thereof following the initial public offering of Shares. The term of office of the Trustees elected to the second class shall expire at the second annual meeting or special meeting in lieu thereof. The term of office of the Trustees elected to the third class shall expire at the third annual meeting or special meeting in lieu thereof. At each succeeding annual election or special meeting in lieu thereof, the Trustees elected to succeed those whose terms expire shall be elected for a full term of three years.

     Section 2.3. Meetings. Trustees' meetings may be held at any place, within or without Massachusetts, as the Trustees may from time to time determine or as shall be specified in the notice of any such meeting. Regular meetings of the Trustees may be held at such times as may be determined by the Trustees. Special meetings of the Trustees may be held at any time when called by the President or two or more Trustees, upon written notice delivered to each Trustee, either personally or by telephone or any standard form of telecommunications, at least 24 hours before the time at which such meeting is to be held, or by first-class mail, postage prepaid, addressed to him at his residence or usual place of business, at least five days before the day on which such meeting is to be held. Notice of any special meeting of the Trustees need not be given to any Trustee who shall, either before or after the meeting, sign a written waiver of notice which is filed with the records of the meeting or who shall attend such meeting. Except as otherwise specifically required by the Declaration, these By-Laws, or by law, a notice or waiver of notice of any meeting need not state the purposes of such meeting.

     Section 2.4. Quorum; Voting. A majority of the Trustees shall be present in person at any meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by the Declaration, these By-Laws, the 1940 Act, or other applicable statute, the act of a majority of the Trustees present at any meeting at which a quorum is present shall be the act of the Trustees; provided, however, that the approval of any contract with an investment adviser or principal underwriter (as defined in the 1940 Act) which the Trust enters into or any renewal or amendment thereof, the approval of the fidelity bond required by the 1940 Act, and the selection of the Trust's independent public accountants shall require the affirmative vote of a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Trust or, in the case of such contract, any party to such contract. In the absence of a quorum at any meeting of the Trustees, a majority of the Trustees present thereat may adjourn the meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the Trustees who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which adjournment was taken, to the other Trustees. At any adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called.

     Section 2.5. Organization. The President shall act as chairman of and preside at each meeting of the Trustees. In the absence or inability of the President to preside at a meeting, a majority of the Trustees present may designate another Trustee who shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the chairman of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

     Section 2.6. Consent of Trustees in Lieu of a Meeting. Subject to the provisions of the 1940 Act, any action required or permitted to be taken at any meeting of the Trustees or by any committee thereof may be taken without a meeting if a majority of the Trustees or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of the Trustees or committee.

                                  ARTICLE III

                                   Committees

     Section 3.1. Executive Committee. The Trustees may, by resolution adopted by a majority of the Trustees, designate an Executive Committee consisting of two or more Trustees, which committee shall have and may exercise all the powers and authority of the Trustees with respect to all matters other than:

          (i) the submission to Shareholders of any action requiring authorization of Shareholders pursuant to the Declaration;

          (ii) the filling of vacancies in the office of Trustee;

          (iii) the fixing of compensation of the Trustees for serving as Trustees or on any committee of the Trustees, including the Executive Committee;

          (iv) the approval or termination of any contract with an investment adviser or principal underwriter (as defined in the 1940 Act) or the taking of any other action required by the 1940 Act to be taken by the Trustees;

          (v) the amendment or repeal of the Declaration or these By-Laws or the adoption of new By-Laws;

          (vi) the amendment or repeal of any resolution of the Trustees which by its terms may be amended or repealed only by the Trustees; and

          (vii) the issuance of Shares or other securities of the Fund.

     The Executive Committee shall keep written minutes of its proceedings and shall report such minutes to the Trustees. All such proceedings shall be subject to revision or alteration by the Trustees; provided, however, that third parties shall not be prejudiced by such revision or alteration.

     Section 3.2. Other Committees. The Trustees may from time to time, by resolution adopted by a majority of the Trustees, designate one or more other committees of the Trustees, each such committee to consist of one or more Trustees and to have such powers and duties as the Trustees may, by resolution, prescribe.

     Section 3.3. General. A majority of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee; any member of any committee shall be deemed to be present in person if such member participates in the meeting by conference telephone call or other communication facility. The Trustees may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Trustees shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and, not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of any such absent or disqualified member. The Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members, to replace any absent or disqualified member, or to dissolve any such committee.

                                   ARTICLE IV

                         Officers, Agents and Employees


     Section 4.1. General Provisions. The officers of the Trust shall be a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

     Section 4.2. Election, Term of Office and Qualifications. The officers of the Trust and any Series thereof shall be elected by the Trustees. Except as provided in Sections 6.3 and 6.4 of this Article VI, each officer elected by the Trustees shall hold office at the pleasure of the Trustees. Any two or more offices may be held by the same person. The Chairman of the Board shall be selected from among the Trustees and may hold such office only so long as he/she continues to be a Trustee. Any Trustee or officer may be but need not be a Shareholder of the Trust.

     Section 4.3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

     Section 4.4. Powers and Duties of the Chairman. The Chairman shall preside at the meetings of the Shareholders and of the Trustees. He may call meetings of the Trustees and of any committee thereof whenever he deems it necessary.

     Section 4.5. Powers and Duties of the Vice Chairman. The Trustees may, but need not, appoint one or more Vice Chairman of the Trust. The Vice Chairman shall perform such duties as may be assigned to him or her from time to time by the Trustees or the Chairman.

     Section 4.6. Powers and Duties of the President. The President shall be the chief executive officer of the Trust and shall preside at all meetings of the Trustees and Shareholders in the absence of the Chairman. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres as provided by the Trustees, he shall at all times exercise general supervision over the business and policies of the Trust. He shall have the power to employ attorneys and counsel for the Trust or any Series or Class thereof and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust or any Series or Class thereof. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series thereof. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the Trustees.

     Section 4.7. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

     Section 4.8. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds of the Trust or any Series or Class thereof which may come into his hands to such Custodian as the Trustees may employ. He shall render a statement of condition of the finances of the Trust or any Series or Class thereof to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of a Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

     Section 4.9. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of a transfer agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-laws and as required by law; and subject to these By-laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

     Section 4.10. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any officer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each officer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each officer performing the duties and exercising the powers of the Treasurer, if any, and any Assistant Treasurer, shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

     Section 4.11. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

     Section 4.12. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers and Trustees and members of an advisory board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

                                   ARTICLE V

                          Shares of Beneficial Interest

     Section 5.1. Share Certificates. The Trustees may issue Shares either in certificated or uncertificated form, and if they have issued Shares in certificated form, they may, by written notice to the holders of such Shares, require the surrender of their certificates to the Fund for cancellation, which surrender and cancellation shall not affect the ownership of such Shares. For any Shares issued without certificates, the Fund or its transfer agent may either issue receipts therefor or may keep accounts upon the books of the Fund for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of such Shares as if they had received certificates therefor and shall be held to have expressly assented and agreed to the terms hereof and of the Declaration. For any Shares for which the Trustees shall issue certificates, each holder of such Shares shall be entitled to a certificate stating the number of Shares owned by him in such form as shall be prescribed from time to time by the Trustees. The certificates representing Shares shall be signed by the Chairman, President or a Vice-President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Fund. Any or all of the signatures or the seal of the Fund on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Fund with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

     Section 5.2. Transfers of Pledged Shares. Unless otherwise provided herein, a pledgee of Shares pledged as collateral security shall be entitled to a new certificate in his name as pledgee, in the case of certificated Shares, or to be registered as the holder in pledge of such Shares in the case of uncertificated Shares; provided, that the instrument of pledge substantially describes the debt or duty that is intended to be secured thereby. Any such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, and any such registration of uncertificated Shares shall be in a form which indicates that the registered holder holds such Shares in pledge. After such issue or registration, and unless and until such pledge is released, such pledgee and his successors and assigns shall alone be entitled to the rights of a Shareholder, and entitled to vote such Shares.

     Section 5.3. Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they deem expedient concerning the issue, transfer and registration of certificates for Shares of the Fund. They may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for Shares to bear the signature or signatures of any of them.

     Section 5.4. Lost, Destroyed or Mutilated Certificates. The holder of any certificates representing Shares of the Fund shall immediately notify the Fund of any loss, destruction or mutilation of such certificate, and the Fund may issue a new certificate in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Trustees may, in their discretion, require such owner or his legal representative to give to the Fund a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Trustees in their absolute discretion shall determine, to indemnify the Fund against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or issuance of a new certificate.

                                   ARTICLE VI

                                 Terms of DARTS

     Section 6.1. Designation. A class of 600 preferred Shares of beneficial interest, without par value, liquidation preference $100,000 per Share plus accumulated but unpaid dividends (including Additional Dividends), if any, thereon (whether or not earned or declared), is hereby designated "Dutch Auction Rate Transferable Securities Preferred Shares," (the "DARTS"). No fractional DARTS shall be issued.

     Section 6.2. Definitions.

     Unless the context or use indicates another or different meaning, the following terms shall have the following meanings, whether used in the singular or plural:

          (a) "Accountants' Certificate" has the meaning specified in Section 6.3(d) below.

          (b) "Additional Dividends" has the meaning specified in Section 6.4(d)(i) below.

          (c) "Applicable Rate" has the meaning specified in Section 6.4(c)(i) below.

          (d) "Auction" means each periodic operation of the Auction Procedures.

          (e) "Auction Date" has the meaning specified in Section 6.9(a)(iii) below.

          (f) "Auction Agent" means Chemical Bank unless and until another bank or trust company has been appointed as Auction Agent by a resolution of the Board of Trustees and thereafter such substitute bank or trust company.

          (g) "Auction Procedures" means the procedures set forth in Section 6.9 below.

          (h) "Board of Trustees" means the Board of Trustees of the Fund.

          (i) "Business Day" means a day on which the New York Stock Exchange, Inc. is open for trading and which is not a day on which commercial banks in The City of New York are authorized by law to close.

          (j) "Certificate of Dividend Coverage" has the meaning specified in
     Section 6.3(c)(i) below.

          (k) "Certificate of Eligible Asset Coverage" has the meaning specified in Section 6.3(c)(i) below.

          (l) "Certificate of 1940 Act Asset Coverage" has the meaning specified in Section 6.3(c)(i) below.

          (m) "Commercial Paper Dealers" means Salomon Brothers Inc and PaineWebber Incorporated and their respective affiliates or successors, provided that such entity is then a commercial paper dealer.

          (n) "Common Shares Paying Agent" means State Street Bank and Trust Company unless and until another bank or trust company has been appointed as Common Shares Paying Agent by a resolution of the Board of Trustees, and thereafter such substitute bank or trust company.

          (o) "Confirmation Date" has the meaning specified in Section 6.3(d) below.

          (p) "Coverage Value" of each Moody's Eligible Asset, each S&P Eligible Asset and each Dividend Coverage Asset is computed as follows:

               (i) cash shall be valued at 100% of the face value thereof;

               (ii) each demand deposit and each repurchase obligation maturing in no more than one Business Day from the date of determination shall be valued at 100% of the face value thereof plus accrued interest thereon, if any, to the date of determination;

               (iii) each Short-Term Money Market Instrument (other than a demand deposit or repurchase obligation referred to in subclause (ii) above) shall be valued at the amount obtained by dividing the Market Value thereof by the applicable Discount Factor;

               (iv) commercial paper (other than commercial paper which is a Short-Term Money Market Instrument) having a rating of P-1 from Moody's or A-1 or A-1+ from Standard & Poor's shall be valued at the amount obtained by dividing the Market Value thereof by the applicable Discount Factor;

               (v) each common stock shall be valued at the amount obtained by dividing the Market Value thereof by the applicable Discount Factor;

               (vi) each preferred stock (including yankee preferred stock) shall be valued at the amount obtained by dividing the Market Value thereof by the applicable Discount Factor;

               (vii) each U.S. Treasury Security shall be valued at the amount obtained by dividing the Market Value thereof by the applicable Discount Factor; and

               (viii) each corporate, utility or yankee bond shall be valued at the amount obtained by dividing the Market Value thereof by the applicable Discount Factor.

     Notwithstanding the foregoing, the Coverage Value of an Eligible Asset that is either prepayable or callable, may not exceed the lessor of (i) the Market Value thereof divided by the applicable Discount Factor thereof and (ii)(A) par, during any period the Eligible Asset is prepayable and (B) the call price, during any period the Eligible Asset is callable. Dividend Coverage Assets against which the Fund has written an option, or which serve as initial margin with respect to futures contracts entered into by the Fund and Eligible Assets which serve as initial margin with respect to futures contracts entered into by the Fund, will be given no value for purposes of determining whether the Dividend Coverage and Eligible Asset Coverage are met except as permitted (and confirmed in writing) by Moody's (or S&P in the case of Dividend Coverage) from time to time consistent with maintaining the Fund's then current rating of the DARTS.

     The calculation of Coverage Value may be made on bases other than those set forth above if the relevant Rating Agency has advised the Fund in writing that the revised calculation of Coverage Value would not adversely affect its then-current rating of the DARTS. If other assets become includible as Moody's Eligible Assets or S&P Eligible Assets as provided in Section 6.3(a) or 6.3(b) below, respectively, the Coverage Values of such assets shall be determined in accordance with procedures established in consultation with the relevant Rating Agency with a view to maintaining its then-current rating of the DARTS.

          (q) "Date of Original Issue" means the date on which the Fund originally issues the DARTS.

          (r) "DARTS Paying Agent" means Chemical Bank unless and until another bank or trust company has been appointed as DARTS Paying Agent by a resolution of the Board of Trustees and thereafter such substitute bank or trust company.

          (s) "Discount Factor" means, with respect to an Eligible Asset specified below, the following applicable number:

Type of Eligible Asset                                                            Discount Factor

Cash, Short-Term Money Market Instruments and Commercial
Paper

Moody's

  Cash and Short-Term Money Market Instruments which mature
before the applicable Moody's Exposure Period ..................................        1.0


                                       16

   Short-Term Money Market Instruments with a remaining term
     to maturity equal to or longer than 63 days................................        1.15

   Repurchase Obligations with a remaining term less than or equal to 30 days
     with a rated counter party of at least A-2.................................        1.0

   Repurchase Obligations with a remaining term of more than 30 days............        Discount Factor Same as That
                                                                                        of Underlying Collateral
Standard and Poor's

   Cash, Commercial Paper rated A-1+ held in lieu of cash with a remaining
     term to maturity of 30 days or less .......................................        1.0

   Commercial Paper (other than commercial paper which is a Short-Term Money
     Market Instrument) that is rated A-1 by Standard & Poor's .................        1.6

   Short-Term Money Market Instruments and Commercial Paper rated A-1+ with a maturity of:

         Next day ..............................................................        1.00
         2 to 30 days ..........................................................        1.05
         31 to 90 days .........................................................        1.10
         91 to 180 days ........................................................        1.15
         181 to 270 days .......................................................        1.20
         271 to 365 days .......................................................        1.25

Common stocks:
   Moody's

     Issued by utilities .......................................................        1.71
     Issued by financial companies .............................................        2.52
     Issued by industrial companies ............................................        2.57
     Issued by transportation companies ........................................        3.36

Common stocks:
   Standard & Poor's

     Issued by utilities whose senior debt securities are rated at least A by
       Standard & Poor's........................................................        2.05
     Issued by utilities whose senior debt securities are rated BBB by Standard
       & Poor's ................................................................        2.15
     Issued by other industries ................................................        2.60

Preferred stocks:
                                       17

   Moody's

                     Taxable Preferred Stock
 ------------------- ----------------------- ------------------------
 Moody's Rating          Discount Factor       Collateral Advanced
 ------------------- ----------------------- ------------------------
 Aaa                            150%                 67%

 Aa                             155%                 65%

 A                              160%                 63%

 Baa                            165%                 61%

 Ba                             196%                 51%

 B                              216%                 46%

 Below B and Unrated            250%                 40%
 ------------------- ----------------------- ------------------------

The Discount Factor for Dividends Received Deduction ("DRD") eligible preferred stock shall be (a) for investment grade DRD eligible preferred stock, 165%; (B) for non-investment grade DRD eligible preferred stock, 216%.

The Discount Factor for preferred securities shall also apply to non-cumulative preferred stocks, except that the Discount Factor shall be multiplied by a factor of 110% for purposes of calculating the Discount Value of such non-cumulative securities.

The Discount Factor applied to Rule 144A securities for Rule 144A securities whose terms include rights to registration under the Securities Act within one year and Rule 144A securities which do not have registration rights within one year will be 120% and 130%, respectively, of the Discount Factor which would apply were the securities registered under the Securities Act.

Preferred stocks:
   Standard & Poor's

     Domestic preferred stocks (including
       auction preferred stocks) ...............................................        2.15
     Yankee preferred stocks ...................................................        2.60
     Adjustable rate preferred stocks (ARPS) ...................................        3.50

U.S. Treasury Securities

   Moody's
     U.S. Treasury Securities with remaining terms to maturity of:

       1 year or less...........................................................        1.07
       2 years or less (but longer than 1 year) ................................        1.13
       3 years or less (but longer than 2 years)................................        1.18
       4 years or less (but longer than 3 years)................................        1.23
       5 years or less (but longer than 4 years)................................        1.28
       7 years or less (but longer than 5 years)................................        1.35
       10 years or less (but longer than 7 years)...............................        1.42
       15 years or less (but longer than 10 years)..............................        1.47


                                       18

       20 years or less (but longer than 15 years)..............................        1.53
       30 years or less (but longer than 20 years)..............................        1.54

     U.S. Treasury Strips with remaining terms to maturity of:

       1 year or less...........................................................        1.07
       2 years or less (but longer than 1 year) ................................        1.15
       3 years or less (but longer than 2 years)................................        1.20
       4 years or less (but longer than 3 years)................................        1.27
       5 years or less (but longer than 4 years)................................        1.33
       7 years or less (but longer than 5 years)................................        1.45
       10 years or less (but longer than 7 years)...............................        1.60
       15 years or less (but longer than 10 years)..............................        1.86
       20 years or less (but longer than 15 years)..............................        2.11
       30 years or less (but longer than 20 years)..............................        2.36

   Standard & Poor's
     U.S. Treasuries with remaining terms to maturity of:

       Next day ................................................................        1.00
       1 year or less...........................................................        1.06
       5 years or less (but longer than 1 year).................................        1.20
       10 years or less (but longer than 5 years)...............................        1.25
       15 years or less (but longer than 10 years)..............................        1.30
       30 years or less (but longer than 15 years)..............................        1.38

Corporate and utility bonds
   Moody's

     Domestic and Yankee corporate and utility bonds rated Aaa with remaining terms to maturity of:

       1 year or less...........................................................        1.13
       2 years or less (but longer than 1 year) ................................        1.19
       3 years or less (but longer than 2 years)................................        1.24
       4 years or less (but longer than 3 years)................................        1.29
       5 years or less (but longer than 4 years)................................        1.34
       7 years or less (but longer than 5 years)................................        1.42
       10 years or less (but longer than 7 years)...............................        1.49
       15 years or less (but longer than 10 years)..............................        1.55
       20 years or less (but longer than 15 years)..............................        1.61
       30 years or less (but longer than 20 years)..............................        1.62

     Domestic and Yankee corporate and utility bonds rated Aa with remaining terms to maturity of:

       1 year or less...........................................................        1.18
       2 years or less (but longer than 1 year) ................................        1.25


                                       19

       3 years or less (but longer than 2 years)................................        1.29
       4 years or less (but longer than 3 years)................................        1.35
       5 years or less (but longer than 4 years)................................        1.40
       7 years or less (but longer than 5 years)................................        1.49
       10 years or less (but longer than 7 years)...............................        1.56
       15 years or less (but longer than 10 years)..............................        1.62
       20 years or less (but longer than 15 years)..............................        1.69
       30 years or less (but longer than 20 years)..............................        1.70

     Domestic and Yankee corporate and utility bonds rated A with remaining terms to maturity of:

       1 year or less...........................................................        1.24
       2 years or less (but longer than 1 year) ................................        1.30
       3 years or less (but longer than 2 years)................................        1.35
       4 years or less (but longer than 3 years)................................        1.42
       5 years or less (but longer than 4 years)................................        1.47
       7 years or less (but longer than 5 years)................................        1.56
       10 years or less (but longer than 7 years)...............................        1.63
       15 years or less (but longer than 10 years)..............................        1.69
       20 years or less (but longer than 15 years)..............................        1.76
       30 years or less (but longer than 20 years)..............................        1.77

     Domestic corporate and utility bonds rated Baa with remaining terms to maturity of:

       1 year or less...........................................................        1.29
       2 years or less (but longer than 1 year) ................................        1.36
       3 years or less (but longer than 2 years)................................        1.41
       4 years or less (but longer than 3 years)................................        1.48
       5 years or less (but longer than 4 years)................................        1.53
       7 years or less (but longer than 5 years)................................        1.62
       10 years or less (but longer than 7 years)...............................        1.70
       15 years or less (but longer than 10 years)..............................        1.77
       20 years or less (but longer than 15 years)..............................        1.84
       30 years or less (but longer than 20 years)..............................        1.85

     Standard & Poor's
       Corporate bonds rated at least:

       AAA......................................................................        1.42
       AA ......................................................................        1.47
       A........................................................................        1.52
       BBB......................................................................        1.57

     Utility bonds rated at least:
       A or better .............................................................        1.65

                                       20

       BBB .....................................................................        1.70

     Yankee Bonds rated at least:
       AAA......................................................................        1.42
       AA.......................................................................        1.47
       A........................................................................        1.52


     By resolution of the Board of Trustees and without amending the By-Laws of the Fund or otherwise submitting such resolution for Shareholder approval, (i) Discount Factors may be changed from those set forth above and (ii) additional Discount Factors may be established for other Eligible Assets if, in each case, the relevant Rating Agency has advised the Fund in writing that such change or addition would not adversely affect its then-current rating of the DARTS, provided that the Fund shall cause to be made available a written statement setting forth the Discount Factors, as changed or as supplemented, for inspection by the Holders at the principal executive office of the Fund.

     (t) "Dividend Coverage Amount" for the DARTS as of any date of determination, means that number which is the product of:

          (i) 100,000,

          (ii) the Applicable Rate in effect on such Share,

          (iii) a fraction, the numerator of which is the number of days in the Dividend Period ending on the next following Dividend Payment Date for such Share (determined by including the first day thereof through the last day thereof) and the denominator of which is 360, and

          (iv) the number of Outstanding DARTS for which the next following Dividend Payment Date occurs within 30 days.

     (u) "Dividend Coverage Assets," for the DARTS as of any date of determination, means (i) cash (including, for this purpose, receivables for securities sold and, to the extent permitted by Standard & Poor's, dividends and interest receivable on S&P Eligible Assets, in each case receivable not later than noon on the Business Day immediately preceding the next Dividend Payment
Date), and (ii) Short-Term Money Market Instruments and U.S. Treasury Securities which are S&P Eligible Assets with maturity dates or tender dates not later than noon on the Business Day immediately preceding the applicable Dividend Payment Date.

     (v) "Dividend Coverage Cure Date" means the second Business Day following a Dividend Coverage Evaluation Date with respect to which the Dividend Coverage is not met.

     (w) "Dividend Coverage Evaluation Date" means (i) the Date of Original Issue, and (ii) each thirtieth day preceding a Dividend Payment Date for the DARTS (or, if such day is not a Business Day, the first Business Day preceding such thirtieth day).

     (x) "Dividend Coverage is met" means, as of any date of determination, that
(i) the aggregate Coverage Value of the Dividend Coverage Assets for the outstanding DARTS of the Fund as of such date of determination equals or exceeds
(ii) the sum of (A) the Dividend Coverage Amount for the DARTS and (B) the amount of all liabilities (including, without limitation, declared and unpaid dividends (and Additional Dividends, if any), interest expense and operating expenses payable, amounts payable to the Auction Agent, the DARTS Paying Agent and the Common Shares Paying Agent and obligations under any repurchase agreement) that would appear on the date of determination on the face of the Fund's statement of assets and liabilities and are payable on or prior to any Dividend Payment Date for the DARTS occurring within thirty days.

     (y) "Dividend Payment Date" has the meaning specified in Section 6.4(b)(i) below and shall include each date an Additional Dividend is paid.

     (z) "Dividend Period" has the meaning specified in Section 6.4(c)(i)(A) below.

     (aa) "Dividend Period Days" has the meaning specified in Section 6.4(b)(i) below.

     (bb) "Dividends Received Deduction" has the meaning specified in Section 6.4(b)(i) below.

     (cc) "Eligible Assets" means Moody's Eligible Assets and/or S&P Eligible Assets, as the case may be.

     (dd) "Eligible Asset Coverage," as of any date of determination, means the sum of (i) an amount equal to the product of (A) the sum of (1) $100,000 and (2) any applicable redemption premium times (B) the number of DARTS then outstanding, (ii) accumulated and unpaid dividends (whether or not earned or declared) on the DARTS to the date of determination (but excluding any declared and unpaid dividends reflected as a liability in the determination of the Net Coverage Value), (iii) the Projected Dividend Amount for the DARTS, and (iv) an amount equal to the amount of Additional Dividends (the "Current Additional Dividend Amount") that would be payable to the DARTS holders assuming that, at the end of the Fund's fiscal year (I) the amount of net capital gains and (II) the amount by which the net income of the Fund, excluding net capital gains, then exceeds the dividends received by the Fund that qualify for the Dividends Received Deduction (the sum of I and II, the "Non-DRD Qualifying Amount") would be the then-current amounts. The Current Additional Dividend Amount shall be calculated as the product of (A) 0.27 and (B) the Non-DRD Qualifying Amount and
(C) the number resulting from (X) the amount of the distributions paid to the DARTS Holders as dividends during (and that are attributable to) the current fiscal year ("Current DARTS Dividends") divided by (Y) the sum of (*) Current DARTS Dividends and (#) the amount of the distributions paid to the holders of the Common Shares as dividends during the current fiscal year; provided, however, that, in the event the amount of liabilities used in the calculation of the Net Coverage Value includes any redemption price payable with respect to the DARTS called or being called for redemption, the number of the DARTS outstanding, for purposes of subclause (B) above, shall not include the number of such Shares called or being called for optional redemption so long as the requisite funds for the redemption of such Shares shall have been deposited in trust with the DARTS Paying Agent for the purpose of such redemption.

     (ee) "Eligible Asset Coverage requirement is met" means, as of any date of determination, that (i) the aggregate Net Coverage Value of the Moody's Eligible Assets owned by the Fund as of the date of determination equals or exceeds the Eligible Asset Coverage for the Moody's Eligible Assets and (ii) the aggregate Net Coverage Value of the S&P Eligible Assets owned by the Fund as of the date of determination equals or exceeds the Eligible Asset Coverage for the S&P Eligible Assets.

     (ff) "Eligible Asset Cure Date" means (i) the fifth Business Day following an Eligible Asset Evaluation Date as to which an Accountants' Certificate is not required to be delivered or (ii) the second Business Day following a Confirmation Date with respect to which the Fund has not delivered to the DARTS Paying Agent an Accountants' Certificate confirming the Certificate of Eligible Asset Coverage relating to the immediately preceding Eligible Asset Evaluation Date.

     (gg) "Eligible Asset Evaluation Date" means (i) the Date of Original Issue,
(ii) each succeeding Monday following the Date of Original Issue (or, if such day is not a Business Day, the first Business Day following such Monday) (iii) the Business Day preceding the day on which an Additional Dividend is declared and (iv) such additional dates as may be determined from time to time by the Fund.

     (hh) "Holder" means an individual or entity in whose name an outstanding Share of the DARTS is registered on the Share Books.

     (ii) "Independent Accountants" means a nationally recognized accounting firm that is, with respect to the Fund, independent certified public accountants under the Securities Act of 1933, as amended.

     (jj) "Initial Dividend Payment Date" has the meaning specified in Section 6.4(b)(i) below.

     (kk) "Interest Equivalent" means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

     (ll) "Market Value" means (i) with respect to an investment which is listed on an exchange or traded over-the-counter and quoted on the NASDAQ System, the last sale price on the day of valuation (using prices as of the close of trading) or, if there has been no sale that day, the last bid price reported on the day of valuation or, if not a Business Day, the last bid price reported as of the close of business on the preceding Business Day, (ii) with respect to an investment which is not listed on an exchange or quoted on the NASDAQ System, the lower of the bid prices, as of the close of business on the Business Day immediately preceding the date of determination, quoted (at least one of such quotes being in writing) to the Fund by two or more members of the National Association of Securities Dealers, Inc. making a market in such investment at the time. By resolution of the Board of Trustees and without amending the

By-Laws of the Fund, the calculation of Market Values may be made on bases other than those set forth above if the relevant Rating Agency has advised the Fund in writing that the revised method of calculation of Market Values would not adversely affect its then-current rating of the DARTS, provided that the Fund shall cause to be made available a written statement setting forth such revised method for inspection by the Holders at the principal executive office of the Fund.

     (mm) "Maximum Applicable Rate" has the meaning specified in Section 6.9(a)(xiii) below.

     (nn) "Minimum Holding Period" has the meaning specified in Section 6.4(b)(i) below.

     (oo) "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

     (pp) "Moody's Eligible Assets" has the meaning specified in Section 6.3(a) below.

     (qq) "Moody's Exposure Period" on a given Eligible Asset Evaluation Date means the period commencing on such date and ending 63 days thereafter, as such exposure period may be modified by the Board of Trustees of the Fund; provided, however, that the Fund shall have received confirmation in writing from Moody's that any such modification shall not adversely affect the then current Moody's rating of the DARTS.

     (rr) "NASDAQ System" means the electronic inter-dealer quotation system operated by NASDAQ, Inc., a subsidiary of the National Association of Securities Dealers, Inc.

     (ss) "Net After-Tax Return" means, with respect to any dividend paid on the DARTS, the amount of such dividend less the federal corporate income tax to which such dividend would be subject, giving effect to the actual or assumed (as the case may be) amount of such dividend effectively designated under Section 854 of the Code as eligible for the Dividends Received Deduction. For this purpose, in the case of any dividend (i) the applicable income tax rate shall be assumed to be the highest marginal federal income tax rate applicable to corporations under the law in effect at the time of the payment of such dividend if received by a domestic corporation reporting taxable income based on a calendar year, disregarding any alternative minimum tax and (ii) assuming the full amount of such dividend were effectively designated under Section 854 of the Code (or any successor provision) as eligible for Dividends Received Deduction, the holder receiving such dividend shall be assumed to be entitled to the Dividends Received Deduction with respect to such dividend in an amount equal to the maximum amount provided in Section 243(a)(1) of the Code (or any successor provision) as in effect at the time of payment of such dividend. The highest marginal federal income tax rate for corporations currently is 34% and the maximum amount provided in, Section 243(a)(1) of the Code currently is 70%.

     (tt) "Net Capital Gains" means the excess of the Fund's net long-term capital gains over its net short-term capital losses.

     (uu) "Net Coverage Value" of the Fund's Eligible Assets means the difference of (A) the aggregate Coverage Value, as determined pursuant to the definition thereof, of the Moody's Eligible Assets or the S&P Eligible Assets, as the case may be, minus (B) the amount of all liabilities (including, without limitation, declared and unpaid dividends, deemed liabilities in connection with options and futures (as provided in Section 6.8 hereof and Exhibit B hereto), interest expense and operating expenses expected to accrue during the next three months, amounts payable to the Auction Agent, the DARTS Paying Agent and the Common Shares Paying Agent and obligations under any repurchase agreement) that would appear on the date of determination on the face of the Fund's statement of assets and liabilities, provided that for purposes of this subclause (B), such operating expenses shall not be less than $200,000 and such liabilities shall also include the redemption price payable with respect to the DARTS, if any, that are covered by a Notice of Redemption sent prior to, or being sent on, the date of such determination.

     (vv) "Net Income" means all dividends, interest and other income earned and net short-term capital gains realized by the Fund on its portfolio holdings, net of the Fund's expenses.

     (ww) "1940 Act" means the Investment Company Act of 1940, as amended.

     (xx) "1940 Act Asset Coverage is met" means, as of any date of determination, that asset coverage, as defined in Section 18(h) of the 1940 Act, is at least 200% with respect to senior securities of the Fund which are equity securities, including the DARTS, or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of paying dividends on its common stock.

     (yy) "1940 Act Cure Date" means the 1940 Act Evaluation Date next following a 1940 Act Evaluation Date with respect to which the 1940 Act Asset Coverage is not met.

     (zz) "1940 Act Evaluation Date" means the Business Day immediately preceding each dividend declaration date for the Common Shares or the last Business Day of each calendar month.

     (aaa) "Non-Payment Period" has the meaning specified in Section 6.4(c)(ii) below.

     (bbb) "Non-Payment Period Rate" has the meaning specified in Section 6.4(c)(ii) below.

     (ccc) "Normal Dividend Payment Date" has the meaning specified in Section 6.4(b)(i) below.

     (ddd) "Notice of Redemption" has the meaning specified in Section 6.6(c)(ii) below.

     (eee) "Projected Dividend Amount" for the DARTS as of any Eligible Asset Evaluation Date, means the amount of dividends, based on the number of DARTS outstanding on such Eligible Asset Evaluation Date, projected to accumulate on such Shares from such Eligible Asset Evaluation Date until the 65th day, as specified below, after such Eligible Asset Evaluation Date at the following rates:

          (i) for the period beginning on the Eligible Asset Evaluation Date and ending on the first following Dividend Payment Date, the Applicable Rate in effect as of such Eligible Asset Evaluation Date; and

          (ii) for the period beginning on such first following Dividend Payment Date and ending (A) on the second following Dividend Payment Date (in the case of an Eligible Asset Evaluation Date immediately preceding a Dividend Payment Date) or (B) on the 65th day following such Eligible Asset Evaluation Date (in the case of any other Eligible Asset Evaluation Date), the product of the Maximum Applicable Rate on the last occurring Auction Date and 2.40 (for purposes of determining the Eligible Asset Coverage for the Moody's Eligible Assets) or 2.58 (for purposes of determining the Eligible Asset Coverage for the S&P Eligible Assets); and

          (iii) for purposes of determining Eligible Asset Coverage for S&P Eligible Assets, in the case of an Eligible Asset Evaluation Date immediately preceding a Dividend Payment Date for the period beginning on the second following Dividend Payment Date and ending on the 65th day following such Eligible Asset Evaluation Date, the product of 2.85 and the Maximum Applicable Rate on the last occurring Auction Date;

The number of days in each of the periods referred to in clauses (i), (ii) and
(iii) of this paragraph (eee) shall be determined by including the first day and excluding the last day of each such period. If the date of determination is not an Eligible Asset Evaluation Date, then the Projected Dividend Amount for the DARTS as of such date of determination shall equal the Projected Dividend Amount on the immediately preceding Eligible Asset Evaluation Date, adjusted to reflect any decrease in the number of DARTS outstanding. The calculation of the Projected Dividend Amount may be made on bases other than those set forth above if the relevant Rating Agency has advised the Fund in writing that the revised calculation of the Projected Dividend Amount would not adversely affect its then-current rating of the DARTS. If the Board of Trustees increases the number of Dividend Period Days pursuant to Section 6.4(b)(i) below, the Projected Dividend Amount shall be determined in accordance with procedures established in consultation with the relevant Rating Agency with a view to maintaining its then-current rating of the DARTS, provided that the Fund shall cause to be made available a written statement setting forth the revised method of determination of the Projected Dividend Amount for inspection by the Holders at the principal executive office of the Fund.

     (fff) "Rating Agencies," on any date of determination, means (i) each of Moody's and Standard & Poor's if both such rating agencies are then rating the DARTS, or (ii) if only one of such rating agencies is then rating the DARTS, such rating agency, or (iii) if neither of such rating agencies is then rating the DARTS, any nationally recognized statistical rating organization designated by the Fund.

     (ggg) "Right" has the meaning specified in Section 6.6(c)(iii) below.

     (hhh) "Securities Depository" has the meaning specified in Section 6.9(a)(xix) below.

     (iii) "Share Books" means the Share transfer books of the Fund maintained by the DARTS Paying Agent with respect to the DARTS.

     (jjj) "Short-Term Money Market Instruments" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Fund, the remaining terms to maturity thereof are not in excess of (A) for purposes of Moody's, 90 days (except in the case of commercial paper which may have remaining terms to maturity of up to 270 days and certificates of deposit which may have remaining terms to maturity of up to one year) and (B) for purposes of Standard & Poor's, one year:

          (i) commercial paper that is rated at the time of the Fund's investment therein, or contractual commitment providing for such investment, P-1 and A-1+ by Moody's and Standard & Poor's, respectively, and is issued by an issuer (or guaranteed or supported by a person or entity other than the issuer) whose long-term unsecured debt obligations are rated at least Aa3 and AA by Moody's and Standard & Poor's, respectively;

          (ii) demand or time deposits in, certificates of deposit of, or in the case of Standard & Poor's only, bankers' acceptances issued by (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia) if, in each case, the commercial paper, if any, and the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or trust company at the time of the Fund's investment therein, or contractual commitment providing for such investment, have (1) credit ratings from Moody's and Standard & Poor's of at least P-1 and A-1+, respectively, in the case of commercial paper, and
     (2) credit ratings from Moody's and Standard & Poor's of at least Aa3 and AA, respectively, in the case of long-term unsecured debt obligations; provided, however, that in the case of any such investment that matures in no more than one Business Day from the date of purchase or other acquisition by the Fund, all of the foregoing requirements shall be applicable except that the required long-term unsecured debt credit rating of such depository institution or trust company from Moody's and Standard & Poor's shall be at least A2 and A, respectively; and provided, further, however, that the foregoing credit rating requirements shall be deemed to be met with respect to a depository institution or trust company if (1) such depository institution or trust company is the principal depository institution in a holding company system, (2) the commercial paper, if any, of such depository institution or trust company is not rated below P-1 by Moody's or A-1+ by Standard & Poor's and (3) the holding company shall meet all of the foregoing credit rating requirements (including the preceding proviso in the case of investments that mature in no more than one Business Day from the date of purchase or other acquisition by the Fund);

          (iii) repurchase obligations with respect to any U.S. Treasury Security entered into with a depository institution, trust company or securities dealer (acting as principal) which meets the credit rating requirements for commercial paper and long-term unsecured debt obligations specified in clause (ii) above; and

          (iv) eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London or Tokyo branch office of a depository institution or trust company meeting the credit rating requirements of commercial paper and long-term unsecured debt obligations specified in clause (ii) above, provided that the interest receivable by the Fund shall not be subject to any withholding or similar taxes.

     (kkk) "60-day `AA' Composite Commercial Paper Rate," on any date, means (i) the Interest Equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated AA by Standard & Poor's or "Aa" by Moody's, or the equivalent of such rating by any other nationally recognized statistical rating organization, as such 60-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent (in the case of determination of the 60-day "AA" Composite Commercial Paper Rate on any Auction
Date) or the Fund (in the case of determination of such rate on any other day) as of the close of business on the Business Day immediately preceding such date. If any of the Commercial Paper Dealers do not quote a rate required to determine the 60-day "AA" Composite Commercial Paper Rate, the 60-day "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotations (or quotation) furnished by the remaining Commercial Paper Dealers (or Dealer) and any Substitute Commercial Paper Dealer (or Dealers) selected by the Fund to provide such quotation not being supplied by any Commercial Paper Dealer or, if the Fund does not select any such Substitute Commercial Paper Dealer (or Dealers), by any remaining commercial paper dealers (or dealer); provided that, in the event the Fund is unable to cause such quotation to be furnished to the

Auction Agent (or, if applicable, to the Fund) by such sources, the Fund may cause the 60-day "AA" Composite Commercial Paper Rate to be furnished to the Auction Agent (or, if applicable, to the Fund) by such alternative source or sources as the Fund in good faith deems to be reliable. If the Board of Trustees shall adjust the number of Dividend Period Days pursuant to Section 6.4(b)(i) below, then (i) if the number of Dividend Period Days after such adjustment shall be fewer than 70 days, such rate shall be the Interest Equivalent of the 60-day rate on such commercial paper, (ii) if the number of Dividend Period Days after such adjustment shall be 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the Interest Equivalent of the 60-day and 90-day rates on such commercial paper, (iii) if the number of Dividend Period Days shall be 85 or more days but fewer than 99 days, such rate shall be the Interest Equivalent of the 90-day rate on such commercial paper, and (iv) if the number of Dividend Period Days after such adjustment shall be 99 or more days, such rate shall be determined on the basis of the Interest Equivalent of such commercial paper with a maturity (or the average of the Interest Equivalents of the rates on two issues of commercial paper with an average maturity) as nearly as practicable equal to such number of Dividend Period Days, as determined by the Fund in good faith; provided, however, that if such number of Dividend Period Days shall exceed the longest maturity of such commercial paper for which a rate is available as provided in this paragraph (iii), then such rate shall be determined on the basis of the yield on the U.S. Treasury Security with a maturity (or the average of such yields in the case of two U.S. Treasury Securities with an average maturity) as nearly as practicable equal to such number of Dividend Period Days, as determined by the Fund in good faith. For purposes of this Section 6.2(kkk), the "Interest Equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given day's maturity shall be equal to the product of 100 times the quotient (rounded to the next higher .001) of (A) the discount rate expressed in decimals divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate expressed in decimals times the number of days in which such commercial paper matures and the denominator of which shall be 360.

     (lll) "Standard & Poor's" means Standard & Poor's Corporation or any successor thereto.

     (mmm) "S&P Eligible Assets" has the meaning specified in Section 6.3(b).

     (nnn) "Substitute Commercial Paper Dealers" means Kidder, Peabody & Co. Incorporated and Lehman Commercial Paper Incorporated or, in lieu thereof, their respective affiliates or successors, provided that such entity is then a commercial paper dealer.

     (ooo) "U.S. Treasury Securities" means obligations issued by the United States of America which are not zero coupon securities (other than Treasury bills), except that, for purposes of determining S&P Eligible Assets, and Moody's Eligible Assets, such obligations must be direct obligations of the United States Government (not including zero coupon securities).

     All references in these Bylaws to securities ratings by Standard & Poor's shall, unless otherwise indicated, include all securities within such rating categories (i.e. (+), (-) or without either modifier).

     Section 6.3. Eligible Assets, Dividend Coverage and 1940 Act Asset
Coverage.

               (a) "Moody's Eligible Assets" means:

                    (i) cash (including, for this purpose, receivables for
               securities sold to a party whose senior debt securities are rated at least Baa3 by Moody's and payable within 5 days of the Eligible Asset Evaluation Date and dividends receivable on Moody's Eligible Assets paid in U.S. dollars and payable by the end of Moody's Exposure Period commencing on and including the immediately preceding Eligible Asset Evaluation Date);.

                    (ii) Short-Term Money Market Instruments (provided, however, that for purposes of this definition, such instruments need not meet any otherwise applicable Standard & Poor's rating criteria);

                    (iii) preferred stocks (A) which either (1) are issued by
               issuers whose senior debt securities are rated at least Baa3 by Moody's or in the case of Yankee preferred stocks, "A" by Moody's (or in the event an issuer's senior debt securities or preferred stock is not rated by Moody's which either (1) are issued by an issuer whose senior debt securities are rated at least BBB by Standard & Poor's (other than Yankee preferred stocks) or (2) are rated at least BBB by Standard & Poor's or AA by Standard & Poor's in the case of Yankee preferred stocks), (B) of issuers which have (or, in the case of issuers which are special purpose corporations, whose parent companies have) securities listed on the New York Stock Exchange or the American Stock Exchange, (C) which have a minimum issue size (when taken together with other of the issuer's issues of similar tenor) of (1) $50,000,000 or
               (2) in the case of Yankee preferred stocks, $150,000,000, (D) which are currently paying cash dividends and have paid consistent cash dividends during the preceding three-year period (or, in the case of new issuers without a dividend history, are rated at least "A1" by Moody's or, if not rated by Moody's, are rated at least A by Standard & Poor's), (E) which (except for bank Yankee preferred stocks) pay cash dividends in U.S. dollars,
               (F) which are not convertible into any other class of stock and do not have warrants attached, and (G) in the case of auction rate preferred stocks, which have either been approved by Moody's or have been underwritten by a Moody's approved firm; provided, that for this purpose the aggregate Market Value of the Fund's holdings of (x) any issue of preferred stock which is not an auction rate preferred stock shall not be less than $500,000 nor more than $5,000,000 and (y) auction rate preferred stocks shall not be more than 10% of the Fund's aggregate collateral pool; provided further that preferred stocks issued by transportation companies shall not be considered Moody's Eligible Assets;

                    (iv) common stocks (A) which are issued by issuers whose
               senior debt securities are rated at least Baa3 by Moody's (or, in the event an issuer's senior debt securities are not rated by Moody's, which are issued by an issuer whose senior debt securities are rated at least BBB by Standard & Poor's), (B) which are traded on the New York Stock Exchange or the American Stock Exchange, (C) which have a market capitalization greater than $500,000,000, (D) which are currently paying cash dividends and have paid consistent cash dividends during the preceding three-year period (or, in the case of new issuers without a dividend history, have a senior debt rating of at least A3 by Moody's or, if not rated by Moody's, are rated at least A by Standard & Poor's), and (E) which pay dividends in U.S. dollars; provided, that (1) the aggregate Market Value of the Fund's holdings of the common stock of any eligible issuer (x) shall not exceed 4% of the number of outstanding Shares times the Market Value of such common stock in the case of utility common stock and (y) shall not exceed 6% of the number of outstanding Shares multiplied by the Market Value of such common stock in the case of other common stocks and (2) the number of Shares of common stock of any eligible issuer held by the Fund shall not exceed the average weekly trading volume of such common stock during the preceding month;

                    (v) U.S. Treasury Securities;

                    (vi) bonds (A) which are not privately placed, (i) rated at least Baa3 by Moody's (or, in the event the bond is not rated by Moody's, the bond is rated at least BBB by Standard & Poor's) or
               (ii) in the case of Yankee bonds, rated at least A or better by Moody's (or in the event the bond is not rated by Moody's, the bond is rated at least A or better by Standard & Poor's), such ratings confirmed on each Eligible Asset Evaluation Date, (B) which have a minimum issue size (when taken together with other of the issuer's issues of similar tenor) of at least (1) $100,000,000 or (2) in the case of Yankee bonds, $200,000,000,
               (C) which pay interest in cash in U.S. currency, (D) which are not convertible or exchangeable into equity of the issuing corporation and have a maturity of not more than 30 years, (E) for which the aggregate Market Value of the Fund's holdings of an original issue of corporate bonds shall not exceed 10% of the aggregate Market Value of such original issue calculated at the time of issuance, (F) which are not paid-in-kind, zero coupon or deferred interest payment bonds, (G) which are not issued as part of a debt restructuring and (H) which, in the case of corporate bonds, cash flow from corporate bond collateral must be controlled by the indenture trustee.

               provided, however, that the Fund's investments in preferred and common stocks and bonds described in clauses (iii), (iv) and (vi) above shall be considered Moody's Eligible Assets to the extent they do not exceed the issuer, industry, state and issue-size diversification guidelines set forth on Exhibit A to these Bylaws. In this regard, the state diversification guidelines set forth in Exhibit A shall only apply to utility securities.

     Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset if it is (i) held in a margin account, (ii) subject to any material lien, mortgage, pledge, security interest or security agreement of any kind, (iii) held for the purchase of any security pursuant to a favored commitment or (iv) irrevocably deposited by the Fund for the payment of dividends or redemption.

     By resolution of the Board of Trustees and without amending the By-Laws of the Fund or otherwise submitting such resolution for Shareholder approval, other assets (including investments which either do not meet the criteria set forth in clauses (i) through (vi) above or meet such criteria but are excluded from the Moody's Eligible Assets by the foregoing provisos) may be included in the Moody's Eligible Assets if Moody's has advised the Fund in writing that the inclusion of such assets in the Moody's Eligible Assets would not adversely affect its then-current rating of the Shares of the DARTS, provided that the Fund shall cause to be made available a written statement setting forth the Moody's Eligible Assets, as changed and/or supplemented, for inspection by the Holders at the principal executive office of the Fund.

          (b) "S&P Eligible Assets" means cash, accrued investment income receivables as shown on the books and records of the Fund, or certain of the Fund's portfolio securities subject to the following conditions:

               (i) receivables for S&P Eligible Assets sold if the receivable is due within five Business Days of the Eligible Asset Evaluation Date; provided, that if such receivable shall not satisfy the above requirement, the sold S&P Eligible Asset shall be considered an S&P Eligible Asset until the funds therefor are received;

               (ii) Short-Term Money Market Instruments and U.S. Treasury Securities including, without limitation, U.S. Treasury obligations (other than zero coupon obligations); time and demand deposits in, certificates of deposit of, and bankers' acceptances issued by any institution which at the time of investment is a bank, domestic or foreign, the commercial paper of which is rated A-1+ by Standard & Poor's (a "Permitted Bank"); Eurodollar deposits with a Permitted Bank through its head office or its London or Tokyo offices; and commercial paper having a rating from Standard & Poor's at the time of investment of A-1+ and issued or irrevocably and fully guaranteed by an obligor having at the time long-term unsecured debt obligations with a rating from Standard & Poor's of AA or better, in all cases having a remaining term of one year or less;

               (iii) commercial paper that is not includable as a Short-Term Money Market Instrument having on the date of purchase or other acquisition a rating from Standard & Poor's of A-1+ or A-1 and issued or irrevocably and fully guaranteed by an obligor having at the time long-term unsecured debt obligations with a rating from Standard & Poor's of at least BBB. Commercial Paper rated A-1 is limited to 20% of the assets constituting S&P Eligible Assets and must be issued by at least three issuers;

               (iv) preferred stocks if (A) dividends on such preferred stock are cumulative except for Yankee preferred stocks, (B) such preferred stock are non-convertible and have no warrants attached, (C) the issuer of such preferred stock has common stock listed on either the New York Stock Exchange or the American Stock Exchange or, if such issuer is a special purpose corporation, the parent corporation of such issuer has its common stock listed on either such Exchange, (D) the issuer of such preferred stock has a senior debt rating from Standard & Poor's of BBB or higher or such preferred stock is rated BBB or higher (or in the case of Yankee preferred stock has a senior debt rating from Standard & Poor's of A or higher or such preferred stock is rated A or higher), (E) the issuer has a total market capitalization of at least $500,000,000 and (F) such preferred stock currently pays and except for utility preferred stocks has paid consistent cash dividends over the last three years or the issuer of such preferred stock has other preferred stock outstanding which has consistently paid dividends over the last three years (new preferred stock issues without such a dividend history must have a Standard & Poor's rating of A or higher with respect to senior debt or preferred stock). In addition, the preferred stocks must meet the following diversification requirements: (1) the preferred stock issue must be greater than $50,000,000 (when taken together with other of the issuer's issues of similar tenor); (2) the minimum holding by the Fund of each issue of preferred stock (except for floating rate preferred stock issues which may constitute a smaller portion) is $500,000 and the maximum holding by the Fund of each issue of preferred stock is $5,000,000; and (3) the maximum percent of the value of the Fund's S&P Eligible Assets invested in adjustable rate preferred stocks is 10%. Floating rate preferred stock issues must meet the following additional requirements: (1) an issue of such preferred stock must have a dividend period less than or equal to 49 days (except new issues, which may have an initial dividend period of up to 64 days) and (2) an issue of floating rate preferred stock must not have incurred a failed auction or remarketing;

               (v) common stock if (1) the issuer is rated at least BBB on a senior basis by Standard & Poor's, (2) the common stock trades on either the New York or American Stock Exchanges, (3) the issuer currently pays cash dividends and except for utility issuers has paid cash dividends in U.S. currency consistently over the prior three years and has a market capitalization of at least $500,000,000, and
          (4) the Fund holds less than the lower of (x) 5% of the issuer's market capitalization (defined as number of common shares outstanding multiplied by the then current market price), (y) 5% of the market float (defined as capitalization less holdings of affiliates of issuer), and (z) the average weekly trading volume over the last calendar month. Total issuer exposure in utility common stocks and utility bonds of any one issuer with a BBB senior debt rating from Standard & Poor's is limited to 5% of S&P Eligible Assets and total issuer exposure in utility common stocks and utility bonds of any one issuer with an A or better senior debt rating from Standard & Poor's is limited to 10% of S&P Eligible Assets. Not more than 25% of the utility common stocks and utility bonds included in S&P Eligible Assets may be rated BBB- by Standard & Poor's or be from issuers which have a senior debt rating of BBB- from Standard & Poor's. Total issuer exposure in common and preferred stocks of any one issuer (other than utility issuers) with a BBB senior debt rating from Standard & Poor's is limited to 2.5% of S&P Eligible Assets and total issuer exposure in common and preferred stocks of any one issuer (other than utility issuers) with an A or better senior debt rating from Standard & Poor's is limited to 5% of S&P Eligible Assets. Not more than 25% of common and preferred stock securities included in S&P Eligible Assets may be from issuers that have a BBB- senior debt rating. Except for the utilities industry, total issuer exposure in common and preferred stocks of issuers in any one S&P Industry Classification is limited to 20% of S&P Eligible Assets;

               (vi) U.S. Treasury Securities if such securities (A) are direct obligations of, or fully guaranteed by the full faith and credit of, the United States of America, and (B) either mature in less than one year or pay interest periodically and pay principal at maturity or call;

               (vii) utility bonds which are (A) rated at least BBB by Standard & Poor's, (B) have a minimum issue size (when taken together with other of the issuer's issues of similar tenor) of at least $100,000,000, (C) have a maturity of not more than 30 years, and (D) are non-convertible and pay interest in U.S. currency; and

               (viii) corporate bonds if (1) there exist publicly available financial statements for the issuer of such security and such security has been registered under the Securities Act of 1933, as amended, (2) such security is rated BBB or higher by Standard & Poor's (or in the case of Yankee bonds rated at least A or higher by Standard & Poor's),
          (3) provides for the periodic payment of interest thereon in cash, (4) is not convertible or exchangeable into the issuer's capital stock at any time (except that 10% of the corporate bonds held by the Fund may be subject to exchange or tender offer), (5) has a remaining term of maturity of less than 30 years. In addition, the corporate bonds (or portions thereof) deemed to be S&P Eligible Assets must be within the following diversification requirements in order to be included in such calculation:

                                                                           Diversification Guidelines(2)
                                         Minimum Original
               Standard & Poor's        Issue Size of Each                                       Industry
                   Rating(1)           Issue ($ in millions)              Issuer(3)           Classification(3)
                   --------            ---------------------              ---------           -----------------
          AAA....................             $100                         10.0%                   50.0%
          AA.....................              100                         10.0                    33.3
          A......................              100                         10.0                    33.3
          BBB....................              100                          5.0                    20.0

          (1) Rating designations include (+) or (-) modifiers to the Standard & Poor's rating where appropriate.

          (2) The percentages set forth in the diversification guidelines will be based upon the Market Value of the Fund's S&P Eligible Assets (without taking into consideration these diversification guidelines).

          (3) The referenced percentages are based upon the Market Value of the Fund's S&P Eligible Assets (without taking into consideration these diversification requirements) and represent maximum cumulative totals for the related rating category and each lower rating category. Industries are determined with respect to the S&P Industry Classifications.

          S&P Eligible Assets shall not include Yankee bonds to the extent they exceed 25% of the aggregate Market Value of S&P Eligible Assets.

               (ix) "S&P Industry Classifications" means, for the purposes of determining S&P Eligible Assets, each of the following industry classifications (to the extent there are subcategories shown below a classification, each subcategory shall be considered a separate industry classification):

          Aerospace and defense
          Aircraft manufacturer/components
          Arms and ammunition

          Air transport

          Automotive
          Manufacturers
          Parts and equipment
          Tire and rubber

          Beverage and tobacco

          Broadcast radio and television

          Brokerages/securities dealers/investment houses

          Building and development
          Builders
          Land development/real estate
          Mobile homes
          REITs

          Business equipment and services
          Graphic arts
          Office equipment/computers
          Data processing service bureaus
          Computer software

          Cable television

          Chemical/plastics
          Coatings/Paints/varnishes

          Clothing/textiles

          Conglomerates

          Containers and glass products

          Cosmetics/toiletries

          Drugs

          Ecological services and equipment
          Waste disposal services and equipment

          Electronics/electric
          Equipment
          Components

          Equipment leasing
          Auto leasing/rentals
          Equipment leasing
          Data processing equipment service/leasing

          Farming/agriculture
          Agricultural products and equipment
          Fertilizers

          Financial intermediaries
          Banking
          Finance companies

          Food/drug retailers

          Food products

          Food service
          Food service/restaurants
          Vending

          Foreign Corporations, Foreign Governments or Provinces

          Forest products
          Building materials
          Paper products and containers

          Healthcare
          Medical equipment/supply
          Hospital management

          Home furnishings
          Appliances
          Furniture/fixtures
          Housewares

          Hotels/motels/inns and casinos

          Industrial equipment
          Machinery
          Manufacturing industrial
          Specialty instruments

          Insurance

          Leisure
          Leisure goods
          Leisure activities/motion pictures

          Nonferrous metals/minerals
          Aluminum producers
          Other metal/mineral producers
          Mining (including coal)

          Oil and gas
          Producers/refiners
          Gas pipelines

          Publishing

          Rail industries
          Railroads
          Rail equipment

          Retailers (other than food/drug)

          Steel

          Supranational Agencies

          Surface transport
          Shipping/shipbuilding
          Trucking

          Telecommunications/cellular communications

          Utilities
          Electric
          Local gas
          Water

     The Fund shall use its discretion in determining which industry classification is applicable to a particular investment.

     By resolution of the Board of Trustees and without amending the By-Laws of the Fund or otherwise submitting such resolution for Shareholder approval, other assets (including investments which either do not meet the criteria set forth in clauses (i) through (viii) above or meet such criteria but are excluded from the S&P Eligible Assets by the foregoing provisos) may be included in the S&P Eligible Assets if Standard & Poor's has advised the Fund in writing that the inclusion of such assets in the S&P Eligible Assets would not adversely affect its then-current rating of the Shares of the DARTS, provided that the Fund shall cause to be made available a written statement setting forth the S&P Eligible Assets, as changed and/or supplemented, for inspection by the Holders at the principal executive office of the Fund.

               (c) (i) As of each 1940 Act Evaluation Date, the Fund shall determine whether the 1940 Act Asset Coverage is met as of such date. The calculation of the asset coverage for the DARTS on that date in accordance with the 1940 Act and whether the 1940 Act Asset Coverage is met shall be set forth in a certificate (a "Certificate of 1940 Act Asset Coverage") dated as of such 1940 Act Evaluation Date. In addition, as of each Eligible Asset Evaluation Date, the Fund shall determine (A) the Coverage Value of each Moody's Eligible Asset and each S&P Eligible Asset owned by the Fund on that date, (B) the Net Coverage Value of all such Moody's Eligible Assets and S&P Eligible Assets, (C) the Eligible Asset Coverage with respect to such Eligible Asset Evaluation Date and (D) whether the Eligible Asset Coverage requirement is met as of such date. The calculation of the Coverage Value of each Moody's Eligible Asset and each S&P Eligible Asset, the Net Coverage Value of all such Moody's Eligible Assets and S&P Eligible Assets, the Eligible Asset Coverage and whether the Eligible Asset Coverage requirement is met shall be set forth in a certificate (a "Certificate of Eligible Asset Coverage") dated as of such Eligible Asset Evaluation Date. As of each Dividend Coverage Evaluation Date, the Fund shall determine (A) the aggregate Coverage Value of the Dividend Coverage Assets for the DARTS outstanding on that date, (B) the Dividend Coverage Amount for the DARTS on that date and (C) whether the Dividend Coverage is met as of such date. The calculations of the aggregate Coverage Value of the Dividend Coverage Assets for the DARTS, the Dividend Coverage Amount for the DARTS and whether the Dividend Coverage is met shall be set forth in a certificate (a "Certificate of Dividend Coverage") dated as of such Dividend Coverage Evaluation Date. The Fund shall cause the Certificate of 1940 Act Asset Coverage to be delivered to the Common Shares Paying Agent not later than the close of business on the second Business Day after the related 1940 Act Evaluation Date. The Fund shall cause the Certificate of Dividend Coverage to be delivered to the DARTS Paying Agent and Standard and Poor's not later than the close of business on the second Business Day after the related evaluation date, and shall cause the Certificate of Eligible Asset Coverage to be delivered to the DARTS Paying Agent not later than such, time. In addition, the Fund shall cause the Certificate of Eligible Asset Coverage to be delivered to Moody's and Standard & Poor's not later than the close of business on the second Business Day following an audited evaluation test date. In addition, the Fund shall cause the Certificate of Eligible Asset Coverage to be delivered to Moody's with respect to the Date of Original Issuance, as soon as practicable after such date. In the event that the Eligible Asset Coverage requirement with respect to the Moody's Eligible Assets is not met or is not met and is subsequently cured, the Fund shall cause the Certificate of Eligible Asset Coverage to be delivered to Moody's not later than the dates of failure and/or cure. In addition, the Fund shall cause a Certificate of Eligible Asset Coverage to be delivered to Moody's with respect to the following dates not later than the close of business on the second Business Day following such dates: (A) any date the Net Coverage Value of the Moody's Eligible Assets is not equal to or greater than 125% of the Eligible Asset Coverage of the Moody's Eligible Assets, and (B) the date any Common Shares is redeemed by the Fund.

                    (ii) The Fund shall cause a Certificate of Eligible Asset
               Coverage to be delivered to Standard & Poor's with respect to the following dates or events as soon as practicable after such dates or events: (A) the Date of Original Issue and every succeeding thirteenth Eligible Asset Evaluation Date thereafter, (B) when the Fund maintains S&P Eligible Assets with a Net Coverage Value less than or equal to 105% of its Eligible Asset Coverage for the S&P Eligible Assets if the Fund values daily, or 125% if the Fund values weekly, and when the Fund fails to maintain its Eligible Asset Coverage for the S&P Eligible Assets, (C) when the Fund cures and satisfies the Eligible Asset Coverage for the S&P Eligible Assets, (D) when the Fund liquidates, calls for redemption, redeems, purchases, or otherwise acquires any Common Shares (defined in Section 7.1 hereof) or any other shares of the Fund ranking junior to or on parity with the DARTS and (E) when requested by Standard & Poor's.

                    (iii) In the event that a Certificate of 1940 Act Asset
               Coverage, a Certificate of Eligible Asset Coverage or a Certificate of Dividend Coverage is not delivered to the Common Shares Paying Agent or the DARTS Paying Agent or Moody's or Standard & Poor's, as the case may be, when required, the 1940 Act Asset Coverage, the Eligible Asset Coverage requirement or the Dividend Coverage, as the case may be, will be deemed not to have been met as of the related evaluation date.

               (d) With respect to (i) the Certificate of 1940 Act Asset Coverage relating to any 1940 Act Cure Date, (ii) the Certificate of Eligible Asset Coverage relating to the Date of Original Issue, every succeeding thirteenth Eligible Asset Evaluation Date thereafter or such other dates as agreed to by the Rating Agencies, any Eligible Asset Cure Date and a date randomly selected by the Fund's Independent Accountants at least once every 13 weeks, and (iii) the Certificate of Dividend Coverage relating to any Dividend Coverage Cure Date, the Fund shall obtain from the Independent Accountants a written communication confirming that, (A) with respect to the 1940 Act Asset Coverage, (1) the calculations set forth in the related Certificate of 1940 Act Asset Coverage are mathematically accurate and (2) the Independent Accountants have traced the prices used by the Fund in valuing the Fund's portfolio investments to the prices provided to the

          Fund by the Fund's custodian bank for such purpose and verified that such information agrees, and (B) with respect to the Eligible Asset Coverage requirement or the Dividend Coverage, (1) the calculations set forth in the related Certificate of Eligible Asset Coverage or Certificate of Dividend Coverage, as the case may be, are mathematically accurate, (2) the method used by the Fund in determining whether the Eligible Asset Coverage requirement or the Dividend Coverage, as the case may be, is met, is in accordance with the applicable requirements of the By-Laws of the Fund, (3) the Independent Accountants have traced the prices used by the Fund in the determination of Market Values of the Moody's Eligible Assets and the S&P Eligible Assets or the Dividend Coverage Assets, as the case may be, to the prices provided to the Fund by the Fund's custodian bank for purposes of such determination and verified that such information agrees, (4) the assets listed as Moody's Eligible Assets and S&P Eligible Assets or Dividend Coverage Assets, as the case may be, in the related certificate conform to the descriptions of Moody's Eligible Assets and S&P Eligible Assets set forth in Sections 6.3(a) and (b) above, respectively, or the description of Dividend Coverage Assets set forth in Section 6.2(u) above and (5) the Fund has satisfied the requirements of Sections 6.8(b), (c) and (d) below (such a written communication being referred to herein as an "Accountants' Certificate"). The Fund shall cause each Accountants' Certificate relating to any 1940 Act Cure Date to be delivered, together with the related Certificate of 1940 Act Asset Coverage, to the Common Shares Paying Agent by the close of business on the second Business Day after such 1940 Act Cure Date. The Fund shall cause each Accountants' Certificate relating to every thirteenth Eligible Asset Evaluation Date to be delivered to the DARTS Paying Agent not later than the close of business on the sixth Business Day following the related Eligible Asset Evaluation Date (such sixth Business Day being referred to herein as a "Confirmation Date") and shall cause each Accountants' Certificate relating to Eligible Asset Cure Date to be delivered to the DARTS Paying Agent by the close of business on the second Business Day following such Eligible Asset Cure Date. The Fund shall cause each Accountants' Certificate relating to any Dividend Coverage Cure Date to be delivered to the DARTS Paying Agent by the close of business on the second Business Day following such Dividend Coverage Cure Date. The Fund shall cause each Accountants' Certificate along with the related underlying certificate prepared in accordance with paragraph
          (d) to be delivered to Moody's and Standard & Poor's by the close of business on the second Business Day following the day to which such certificates relate (except with respect to Accountants' Certificates relating to Certificates of Eligible Asset Coverage which shall be delivered by the related Confirmation Date). In the event of any difference between the Fund's calculations as shown on a Certificate of 1940 Act Asset Coverage, a Certificate of Eligible Asset Coverage or a Certificate of Dividend Coverage and the Independent Accountants' calculations as shown on an Accountants' Certificate, such calculations of the Independent Accountants shall control. If the number of Dividend Period Days is increased as provided in these By-Laws, the Fund shall provide for an Accountants' Certificate relating to a Certificate of Eligible Asset Coverage to be furnished to the DARTS Paying Agent at such additional times as may be necessary to provide for such confirmations to be furnished at least as frequently as provided prior to such increase.

               (e) If the 1940 Act Asset Coverage is not met as of any 1940 Act Evaluation Date as shown in a Certificate of 1940Act Asset Coverage delivered to the Common Shares Paying Agent by the close of business on the second Business Day after such 1940 Act Evaluation Date, then the Fund shall (if necessary to enable it to meet the requirements of Section 6.3(f) below):

                    (i) by the close of business on the 1940 Act Cure Date
               relating to such 1940 Act Evaluation Date, if the Fund shall have funds legally available for the purchase of DARTS, purchase such Shares outside of an Auction in order that the 1940 Act Asset Coverage is met as of such 1940 Act Cure Date; and/or

                    (ii) by the close of business on the applicable 1940 Act
               Cure Date, notify the DARTS Paying Agent of its intention to redeem, and give a Notice of Redemption as described in these By-Laws with respect to the redemption of DARTS.

          (f) If the 1940 Act Asset Coverage is not met as shown in a Certificate of 1940 Act Asset Coverage, then the Fund shall, by the close of business on the applicable 1940 Act Cure Date, deliver to the Common Shares Paying Agent a Certificate of 1940 Act Asset Coverage together with an Accountants' Certificate showing that the 1940 Act Asset Coverage is met (or, if subclause (ii) of Section 6.3(e) is applicable, would have been met) as of such 1940 Act Cure Date after giving effect to (A) any purchase of the DARTS outside of an Auction pursuant to subclause (i) of Section 6.3(e) and/or (B) any redemption of the DARTS pursuant to the Notice of Redemption contemplated by subclause (ii) of such Section 6.3(e) (as if such redemption had occurred immediately prior to the opening of business on such 1940 Act Cure Date).

          (g) If (A) the Eligible Asset Coverage requirement is not met as of any Eligible Asset Evaluation Date as shown in a Certificate of Eligible Asset Coverage delivered to the DARTS Paying Agent by the close of business on the second Business Day after such Eligible Asset Evaluation Date or (B) the Fund is required to deliver to the DARTS Paying Agent by the close of business on a Confirmation Date an Accountants' Certificate confirming the Certificate of Eligible Asset Coverage with respect to such Eligible Asset Evaluation Date, and the Fund fails timely to deliver such Accountants' Certificate, then the Fund shall (if necessary to enable it to meet the requirements of Section 6.3(h) below):

               (i) by the close of business on the Eligible Asset Cure Date relating to such Eligible Asset Evaluation Date or Confirmation Date, as the case may be, purchase or otherwise acquire additional Moody's Eligible Assets and/or S&P Eligible Assets or, if the Fund shall have funds legally available for the purchase of DARTS, purchase such Shares outside of an Auction, or both, in order that the Eligible Asset Coverage is met as of such Eligible Asset Cure Date; and/or

               (ii) By the close of business on the second Business Day after the applicable Eligible Asset Cure Date, notify the DARTS Paying Agent of its intention to redeem, and give a Notice of Redemption with respect to the redemption of, DARTS as described herein.

          (h) If the Eligible Asset Coverage is not met as shown in a Certificate of Eligible Asset Coverage or if an Accountants' Certificate confirming a Certificate of Eligible Asset Coverage is not timely delivered as contemplated by subclause (A) or subclause (B) of Section 6.3(g) above, then the Fund shall, by the close of business on the second Business Day following the applicable Eligible Asset Cure Date, deliver to the DARTS Paying Agent a Certificate of Eligible Asset Coverage together with an Accountants' Certificate showing that the Eligible Asset Coverage is met (or, if subclause (ii) of such Section 6.3(g) is applicable, would have been met) as of such Eligible Asset Cure Date after giving effect to (A) any purchase or other acquisition of Moody's Eligible Assets and/or S&P Eligible Assets or any purchase of the DARTS outside of an Auction pursuant to subclause (i) of Section 6.3(g) and/or (B) any redemption of the DARTS pursuant to the Notice of Redemption contemplated by subclause (ii) of
     Section 6.3(g) (as if such redemption had occurred immediately prior to the opening of business on such Eligible Asset Cure Date).

          (i) If the Dividend Coverage is not met as of any Dividend Coverage Evaluation Date as shown in a Certificate of Dividend Coverage delivered to the DARTS Paying Agent by the close of business on the Second Business Day after such Dividend Coverage Evaluation Date, then the Fund shall, by the close of business on the Dividend Coverage Cure Date relating to such Dividend Coverage Evaluation Date, to the extent necessary so that the Dividend Coverage is met on such Dividend Coverage Cure Date, purchase or otherwise acquire Dividend Coverage Assets (with the proceeds from the liquidation of Moody's Eligible Assets and/or S&P Eligible Assets or otherwise). The Fund shall, by the second Business Day following the applicable Dividend Coverage Cure Date, deliver to the DARTS Paying Agent a Certificate of Dividend Coverage together with an Accountants' Certificate showing that the Dividend Coverage is met as of such Dividend Coverage Cure Date after giving effect to any purchase or other acquisition of Dividend Coverage Assets.

          (j) For purposes of determining whether the 1940 Act Asset Coverage is met, the Eligible Asset Coverage requirement is met or the Dividend Coverage is met, no Share of the DARTS shall be deemed to be "outstanding" for purposes of any computation if, prior to or concurrently with such determination, (i) the requisite funds for the redemption of such Share shall have been deposited in trust with the DARTS Paying Agent for that purpose and the requisite Notice of Redemption shall have been given or
     (ii) such Share shall have been cancelled, redeemed, purchased or otherwise acquired by the Fund. In the case of subclause (i), the funds deposited with the DARTS Paying Agent (to the extent necessary to pay the full redemption price for such Shares) shall not be included in determining whether the 1940 Act Asset Coverage, the Dividend Coverage or the Eligible Asset Coverage requirement is met.

          (k) A copy of each certificate delivered to the DARTS Paying Agent or the Common Shares Paying Agent as required by this Section 6.3 shall be maintained by the Fund and shall be made available for inspection by the Holders at the principal executive office of the Fund.

          (l) At no time shall the Fund alter the composition of its portfolio if as a result of any such alteration (A) the Net Coverage Value of the Moody's Eligible Assets would be less than the Eligible Asset Coverage of the Moody's Eligible Assets or (B) the Net Coverage Value of the S&P Eligible Assets would be less than the Eligible Asset Coverage of the S&P Eligible Assets. Also, in the event that the Net Coverage Value of the Moody's Eligible Assets is less than 125% of the Eligible Asset Coverage of the Moody's Eligible Assets, the Fund shall not alter the composition of its portfolio without first determining (as may be required by Moody's) that after any such alteration the Net Coverage Value of the Moody's Eligible Assets would equal or exceed the Eligible Asset Coverage of the Moody's Eligible Assets.

     Section 6.4. Dividends.

          (a) Holders of the DARTS shall be entitled to receive, when, as, and if declared by the Board of Trustees, out of current and accumulated earnings and profits of the Fund for the fiscal year for which the dividend is declared and out of funds legally available therefor, (i) cumulative cash dividends at the applicable dividend rate determined as set forth in
     Section 6.4(c)(i) below and (ii) cumulative cash Additional Dividends in an amount determined as set forth in Section 6.4(d)(ii) below, and no more, payable on the respective dates set forth below.

          (b) (i) Dividends on the DARTS shall accumulate at the Applicable Rate (whether or not earned or declared) from the Date of Original Issue and shall be payable on the DARTS commencing on December 7, 1992 and thereafter on each successive seventh Monday following such date (each a "Dividend Payment Date") to the Securities Depository or other Holder as of the close of business on the Business Day preceding such Dividend Payment Date, (the initial Dividend Payment Date for the DARTS being herein referred to as the "Initial Dividend Payment Date," and each such Monday on which dividends on the DARTS would be payable but for the provisos below being referred to as a "Normal Dividend Payment Date") except that:

               (A) if (1) the Securities Depository shall make available to its participants and members, in next-day funds in The City of New York, New York on Dividend Payment Dates, the amount due as dividends on such Dividend Payment Dates or shall make available to its participants and members, in funds immediately available in The City of New York, New York on Dividend Payment Dates, the amount then so due, then (2)(x) if the Tuesday following any Normal Dividend Payment Date for the DARTS is not a Business Day, then dividends on the DARTS shall be payable on the Wednesday that follows such Normal Dividend Payment Date, if such Wednesday and the Normal Dividend Payment Date are both Business Days, otherwise, then on the first Business Day that
          (I) falls after such Normal Dividend Payment Date and (II) is immediately followed by a Business Day; or

               (B) if (1) the Securities Depository shall make available to its participants and members, in funds immediately available in the City of New York, New York on Dividend Payment Dates, the amount due as dividends on such Dividend Payment Dates, and shall have so advised the Auction Agent, and (2) any Normal Dividend Payment Date is not a Business Day, then dividends on the DARTS shall be payable on the first Business Day after such Normal Dividend Payment Date; provided, further, however, that if the date on which dividends on the DARTS shall be payable as determined above is a day that would result in the number of days between successive Auction Dates (determined by excluding the first Auction Date and including the second Auction
          Date) not being at least equal to the then-current Minimum Holding Period, then dividends on such series shall be payable on the first Business Day following such date that is immediately followed by a Business Day and that results in the number of days between successive Auction Dates (determined as above) being at least equal to the then-current Minimum Holding Period (each such date on which dividends shall be payable thereafter also being referred to herein as a Dividend Payment Date). Although any particular Dividend Payment Date may not occur on the originally scheduled Normal Dividend Payment Date because of the foregoing provisos, the next succeeding Dividend Payment Date shall be, subject to such provisos, the seventh Monday following the originally designated Normal Dividend Payment Date for the prior Dividend Period. Notwithstanding the foregoing, in the event of a change in law altering the minimum holding period (the "Minimum Holding Period") required for corporate taxpayers generally to be entitled to the corporate dividends received deduction under Section 243(a)(1) of the Internal Revenue Code of 1986, as amended (the "Dividends Received Deduction"), in respect of dividends (other than extraordinary dividends) paid on preferred stock held by non-affiliated corporations, the Board of Trustees shall adjust uniformly the period of time between successive Dividend Payment Dates for the DARTS so that the number of days (such number of days, calculated without giving effect to the provisos in the first sentence of this Section 6.4(b)(i), being herein referred to as "Dividend Period Days") in Dividend Periods commencing after the effective date of such change in law will equal or exceed the then-current Minimum Holding Period; provided, that the number of Dividend Period Days shall not exceed by more than ten days the length of such then-current Minimum Holding Period, shall be evenly divisible by seven and, subject to the provisos in the first sentence of this Section 6.4(b)(i), the Dividend Payment Date shall be a Monday. The Fund shall notify the Rating Agencies at the earliest practicable date of any impending change in law known to the Fund that would lengthen the Minimum Holding Period, in order that the Rating Agencies may analyze the Eligible Asset Coverage and Dividend Coverage in light of the increased number of Dividend Period Days with a view toward maintaining their then-current ratings of the DARTS. Upon any such change in the number of Dividend Period Days as a result of a change in the law, the Fund shall cause to be mailed notice of such change by first class mail, postage prepaid, to the Auction Agent, the DARTS Paying Agent, each Holder at such Holder's address as it appears on the Share Books, and to the Rating Agencies.

          (ii) Not later than noon on the Business Day immediately preceding each Dividend Payment Date with respect to which a dividend on the DARTS has been declared, the Fund shall deposit in next-day funds with (or, in the case of a wire transfer, shall irrevocably instruct its bank to transfer to) the DARTS Paying Agent sufficient funds for the payment of such dividends and shall give the DARTS Paying Agent irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of such dividends. The Fund may direct the DARTS Paying Agent to invest any such available funds in Short-Term Money Market Instruments provided that the proceeds of any such investment will be available in The City of New York at the opening of business on such Dividend Payment Date. All such funds (to the extent necessary to pay the full amount of such dividends) shall be held in trust for the benefit of the Holders.

          (iii) Each dividend on the DARTS declared by the Board of Trustees shall be paid to Holders of such Shares as such Holders' names appear on the Share Books on the related record date, which shall be the close of business on the Business Day immediately preceding the Dividend Payment Date for such dividend. Subject to Section 6.4(e)(i) below, dividends on the DARTS in arrears for any past Dividend Period may be declared by the Board of Trustees and paid on any date fixed by the Board of Trustees, on a regular Dividend Payment Date or otherwise, to Holders of such Shares as such Holders' names appear on the Share Books on the related record date fixed by the Board of Trustees, which shall not be more than 15 days before the date fixed for the payment of such dividends.

          (c) (i) (A) The dividend rate on the DARTS for the period commencing on the Date of Original Issue and ending on and including the day preceding the Initial Dividend Payment Date shall be 2.60% per annum, and (B) the dividend rate on the DARTS for each subsequent period commencing on and including the last Dividend Payment Date and ending on and including the day preceding the next Dividend Payment Date (each such period, and the period commencing on the Date of Original Issue and ending on and including the day preceding the Initial Dividend Payment Date, being referred to herein as a "Dividend Period") shall be the rate per annum equal to the rate determined pursuant to the Auction Procedures set forth in Section 6.9 below. Notwithstanding the foregoing, (I) in the event that an Auction with respect to any Dividend Period is not held for any reason except in the circumstances described in Section 6.4(c)(ii) below, the dividend rate on the Shares for such Dividend Period shall be the Maximum Applicable Rate on the Auction Date with respect to such Dividend Period, and (II) in the event that Shares of the DARTS are called for redemption, the dividend rate for such Shares until the commencement of the next Dividend Period shall be the dividend rate otherwise in effect on the date of the Notice of Redemption, and the dividend rate for such Shares for each subsequent Dividend Period or part thereof (if any) until the redemption date shall be the Maximum Applicable Rate on the Auction Date with respect to such Dividend Period. The dividend rate on the DARTS for any Dividend Period or part thereof determined as set forth in this clause (i) is referred to herein as the "Applicable Rate" for such Dividend Period or part thereof.

          (ii) A "Non-Payment Period" for the DARTS will commence if the Fund fails to (A) declare, by 12:00 noon, New York City time, on a Dividend Payment Date for DARTS, for payment on or within three Business Days after such Dividend Payment Date, to the persons who held such shares as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividends on such DARTS payable on such Dividend Payment date or (B) deposit irrevocably and in trust in same-day funds, with the Auction Agent by 12:00 noon, New York City time,
     (1) on or (to the extent permitted as described below) within three Business Days after any Dividend Payment Date for the DARTS the full amount of any cash dividend on such DARTS (whether or not earned or declared) payable on such Dividend Payment Date (plus any applicable late charge, determined as described below) or (2) on or (to the extent permitted as described below) within three Business Days after any redemption date for DARTS called for redemption, the full redemption price of $100,000 per Share plus accumulated but unpaid dividends and Additional Dividends, if any, thereon to the date of redemption (whether or not earned or declared). Such Non-Payment Period will consist of the period commencing on and including the aforementioned Dividend Payment Date or redemption date, as the case may be, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all amounts in respect of unpaid dividends and unpaid redemption prices with respect to the DARTS shall have been so deposited or shall have otherwise been made available to the applicable holders of record in same-day funds. The Applicable Rate for each Dividend Period for the DARTS, commencing during a Non-Payment Period, will be equal to the Non-Payment Period Rate. Notwithstanding the foregoing, no Non-Payment Period will commence with respect to any Dividend Payment Date or redemption date, if, on or before 12:00 noon, New York City time, on the third Business Day following such Dividend Payment Date or redemption date, as the case may be, the Fund deposits irrevocably and in trust in same-day funds with the Auction Agent the full amount of any cash dividend or redemption price payable on such date accompanied by a late charge calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 360. For the purposes of the foregoing, payment to a person in same-day funds on any Business Day at any time will be considered equivalent to payment to that person in New York Clearing House (next-day) funds at the same time on the preceding Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day. The Non-Payment Period Rate will be 200% of the applicable 60-day "AA" Composite Commercial Paper Rate; provided, that the Board of Trustees may adjust, modify, alter, or change from time to time the Non-Payment Period Rate if Moody's and Standard & Poor's (and any substitute rating agency in lieu of Moody's or Standard & Poor's in the event either of such Rating Agencies shall not rate the DARTS) advise the Fund in writing that such adjustment, modification, alteration, or change will not adversely affect their then-current ratings of the DARTS.

          (iii) The amount of dividends per Share of the DARTS payable for each Dividend Period or part thereof shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which shall be the number of days in such Dividend Period (determined by including the earlier Dividend Payment Date or Date of Original Issue, as the case may be, and excluding the later Dividend Payment Date or Initial Dividend Payment Date, as the case may be) during which such Share was outstanding and the denominator of which shall be 360, and multiplying the result by $100,000.

          (d) (i) If, for any taxable year, any portion of the dividends paid on the DARTS is ineligible for the Dividends Received Deduction because (A) the Fund's Net income, excluding Net Capital Gains, exceeds the amount of dividends received by the Fund that qualify for the Dividends Received Deduction or (B) the Fund realizes Net Capital Gains and, as a result, the Fund is not permitted to designate all of the dividends paid on the DARTS as qualifying for the Dividends Received Deduction, then additional dividends ("Additional Dividends") for that year shall accumulate and shall become payable on the DARTS as set forth below such that the Net After-Tax Return to a Holder which is a corporation from any such dividend paid at the Applicable Rate and the Additional Dividend relating to such dividend will be the same as the Net After-Tax Return that would have been derived from the dividends paid in respect of such year under the current allocation method if (x) the Fund's Net Income, excluding Net Capital Gains, had not exceeded the amount of dividends received by the Fund that qualify for the Dividends Received Deduction or (y) the Fund had not realized Net Capital Gains.

          (ii) From time to time during the Fund's fiscal year in which a dividend at the Applicable Rate is declared or shortly thereafter, the Fund shall make a calculation pursuant to Section 6.4(d)(iii) and (iv) below of the projected or actual Additional Dividend, if any, required to be paid on the DARTS. The calculation of the amount of the Additional Dividend, if any, shall be based on the projected or actual income and expenses of the Fund to the end of the Fund's fiscal year. Any Additional Dividend shall be payable as promptly as practicable after the calculation of the amount thereof, but in any event must be paid within the time limit and in such a manner as will permit the Fund to treat each Additional Dividend as having been paid during such fiscal year for Federal tax purposes. The Fund shall
     (i) deposit in next-day funds with the DARTS Paying Agent or (ii) irrevocably instruct its bank to segregate in a separate trust account sufficient funds for the payment of such Additional Dividend not later than noon on the Business Day immediately preceding the date on which such Additional Dividend becomes payable and shall give the DARTS Paying Agent, or its bank, irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of such Additional Dividend. The Fund may direct the DARTS Paying Agent, or its bank, to invest any such available funds in Short-Term Money Market Instruments; provided, that the proceeds of any such investment will be available in The City of New York at the opening of business on the payment date for such Additional Dividend. All such funds (to the extent necessary to pay the full amount of such Additional Dividend) shall be held in trust for the benefit of the Holders. If, for any taxable year, all dividends at the Applicable Rate paid on the DARTS are eligible in full for the Dividends Received Deduction, then the amount of each Additional Dividend with respect to such dividends shall be zero.

          (iii) If for any fiscal year (x) the Fund's Net Income, excluding Net Capital Gains, exceeds the amount of dividends received by the Fund that qualify for the Dividends Received Deduction or (y) the Fund realizes Net Capital Gains (each of (x) and (y) an "Additional Dividend Event"), then the Fund shall:

               (A) allocate to the distributions made on the Common Shares and the DARTS, dividends received by the Fund that would have qualified for the Dividends Received Deduction if the Fund were not a regulated investment company ("Qualified Dividends") in proportion to the distributions paid as dividends (treating as a distribution of dividends any undistributed Net Capital Gains designated to Shareholders) on the Common Shares and the DARTS (including Additional Dividends), respectively, for such fiscal year;

               (B) allocate to the distributions made on the Common Shares and the DARTS (including Additional Dividends) the Net Capital Gains of the Fund in proportion to the distributions paid as dividends (treating as a distribution of dividends any undistributed Net Capital Gains designated to Shareholders) on the Common Shares and the DARTS (including Additional Dividends), respectively, for such fiscal year;

               (C) designate, in accordance with the allocation in (B), any Net Capital Gains which the Fund retains and pays Federal income tax on;

               (D) designate (in part or in whole, as the case may be) as derived from any Net Capital Gains which the Fund realizes and does not retain allocated to the distributions made on the DARTS, first, the dividend and the Additional Dividend payable generally with respect to the Dividend Period for which the first Dividend Payment Date occurs in the fiscal year following the fiscal year in which the Net Capital Gains are realized (the "Fiscal Year-End Dividend Period") and next, if the Net Capital Gains allocated to the distributions made on the DARTS exceed the amount of the dividend and Additional Dividend payable with respect to such Dividend Period, to the dividend and Additional Dividend payable with respect to the next following Dividend Period, all to the extent not previously estimated and designated; and

               (E) except to the extent the Fund's Net Income (excluding Net Capital Gains) is estimated during the Fund's fiscal year to exceed the amount of income that qualifies for the Dividends Received Deduction and Net Capital Gains were realized or estimated to be realized during such year and, in each case, Additional Dividends have been paid with respect to such estimates and except in the case of a so-called "spill-back" dividend, designate as derived from Qualified Dividends allocated to the distributions made on the DARTS, first, the distribution paid as dividends with respect to the first Dividend Payment Date of the fiscal year in which the Fund earned such Qualified Dividends and thereafter, designate each distribution paid as dividends with respect to each successive Dividend Payment Date as derived from such Qualified Dividends, up to an amount equal to the amount of the Qualified Dividends allocated to the distributions made on the DARTS.

          (iv) Notwithstanding the provisions of paragraphs (d)(iii)(C), (D) and
     (E) above, if (x) (1) the sum of the distributions paid as dividends and Additional Dividends on the DARTS during the fiscal year exceeds (2) the Qualified Dividends allocable to the DARTS by an amount greater than the amount payable as dividends and Additional Dividends with respect to the Fiscal Year-End Dividend Period and the immediately following Dividend Period or (y) the Fund is prohibited by applicable law, rule, regulation or interpretation from (1) designating retained Net Capital Gains or designating dividends and Additional Dividends as derived from Net Capital Gains or as qualified for the Dividends Received Deduction as provided in subparagraphs (C), (D) and (E) above or (2) from allocating dividends and Additional Dividends in the manner it then so allocates, the Fund shall designate distributions made as dividends and Additional Dividends on the DARTS as derived from Net Capital Gains or as Qualified Dividends and use such method of allocation as determined by the Board of Trustees to be just and equitable to the Holders.

          (v) If the Fund's designations or method of allocation of dividends qualifying for the Dividends Received Deduction are not given effect for federal income tax purposes, the Fund will not be required to pay Additional Dividends on the DARTS to compensate for the resulting reduction in the Net After-Tax Return to the holders of the DARTS. Moreover, no Additional Dividends shall become payable as a result of any change in the law concerning the eligibility of amounts paid with respect to the DARTS for the Dividends Received Deduction or the reduction or elimination of the Dividends Received Deduction. If inaccurate estimates of Fund income qualifying for the Dividends Received Deduction during any year results in a determination that distributions previously designated by the Fund as qualifying for the Dividends Received Deduction were improperly designated, Agent Members may be paid Additional Dividends to forward to Holders of DARTS in order to compensate such Holders for the resulting reduction in their Net After-Tax Return.

          (e) (i) No dividends shall be declared or paid or set apart for payment on the DARTS for any Dividend Period or part thereof unless full cumulative dividends (including Additional Dividends) have been or contemporaneously are declared and paid on each of the DARTS through the most recent applicable Dividend Payment Date. Any dividend payment made on the DARTS will be first credited against the dividends accumulated thereon with respect to the earliest Dividend Period for which dividends have not been paid. If full cumulative dividends are not paid on the DARTS, all dividends declared on such Shares shall be paid pro rata to the Holders of the outstanding DARTS. No Holder shall be entitled to any dividends or Additional Dividends, whether payable in cash, property or Shares, in excess of full cumulative dividends and Additional Dividends, as provided in this Section 6.4. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the DARTS that may be in arrears.

          (ii) For so long as any DARTS are outstanding, the Fund shall not declare, pay or set apart for payment any dividend or other distribution in respect of the Common Shares or any other Shares of the Fund ranking junior to, or on parity with, the DARTS as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other Shares of the Fund ranking junior to, or on parity with, the DARTS as to dividends or upon liquidation, unless (A) immediately thereafter, the 1940 Act Asset Coverage is met, the Eligible Asset Coverage requirement is met and the Dividend

     Coverage is met, (B) full cumulative dividends (including Additional Dividends) on all of the DARTS for all past Dividend Periods have been paid or declared and a sum sufficient for the payment of such dividends (which shall be reflected in an officer's certificate filed with the records of the Fund maintained at its principal executive office) set apart for payment, and (C) the Fund has redeemed the full number of DARTS required to be redeemed by any provision for mandatory redemption contained in the By-Laws of the Fund (the number of Shares subject to mandatory redemption to be determined without regard to the requirement that redemptions be made out of legally available funds). The Certificate of 1940 Act Asset Coverage, the Certificate of Eligible Asset Coverage and the Certificate of Dividend Coverage dated as of the applicable evaluation date shall reflect any such transaction.

          (f) For so long as any of the DARTS are outstanding, the Auction Agent (which shall act as agent of the Fund in connection with the implementation of the Auction Procedures) and the DARTS Paying Agent (which shall act as transfer agent, registrar, dividend disbursing agent and redemption agent on behalf of the Fund with respect to the DARTS) shall receive and inspect Certificates of Eligible Asset Coverage, Certificates of Dividend Coverage, Certificates of 1940 Act Asset Coverage and related Accountants' Certificates and shall have certain related responsibilities, shall each be a commercial bank, trust company or other financial institution unaffiliated with the Fund or any affiliate of the Fund (which, however, may engage or have engaged in business transactions with the Fund), and at no time shall the Fund or any affiliate of the Fund act as the Auction Agent or the DARTS Paying Agent (except in connection with the payment of Additional Dividends). If the Auction Agent or the DARTS Paying Agent resigns or for any reason either of their appointments are terminated during any period in which any of the DARTS are outstanding, the Board of Trustees shall promptly thereafter use its best efforts to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent or the DARTS Paying Agent, as the case may be, upon commercially reasonable terms. A single qualified commercial bank, trust company or financial institution may act as the Auction Agent and the DARTS Paying Agent. The DARTS Paying Agent shall maintain an office or agency in The City of New York for purposes of making payments on the DARTS.

     Section 6.5. Liquidation Rights.

          (a) Upon the liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, Holders shall be entitled to receive, out of the assets of the Fund available for distribution to Shareholders after satisfying claims of creditors but before any payment or distribution to the holders of the Common Shares or on any other class of Shares ranking junior to the DARTS upon liquidation, a liquidation distribution in the amount of $100,000 per Share plus an amount equal to accumulated and unpaid dividends (including Additional Dividends) on each such Share (whether or not earned or declared) to the date of such distribution. Unless and until payment in full has been made to the Holders of the liquidation distributions to which they are entitled as provided in this Section 6.5, no dividends or distributions will be made to holders of the Common Shares or any other Shares junior to or on parity with the DARTS on liquidation, and no purchase, redemption or other acquisition for any consideration by the Fund will be made in respect of the Common Shares or any other Shares ranking junior to or on parity with the DARTS upon liquidation. After the payment to Holders of the full amount of the liquidation distributions to which they are entitled pursuant to the first sentence of this Section 6.5(a), Holders (in their capacity as such Holders) shall have no right or claim to any of the remaining assets of the Fund.

          (b) Neither the sale, lease or exchange (for cash, stock, securities or other consideration) of all or substantially all of the property and assets of the Fund, nor the merger or consolidation of the Fund into or with any other corporation, association, trust or other organization, nor the merger or consolidation of any other corporation, association, trust or other organization into or with the Fund, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.5.

          (c) If the assets of the Fund available for distribution to the Holders upon the dissolution, liquidation or winding up of the Fund, whether voluntary or involuntary, shall be insufficient to pay the full amount of the liquidation distributions to which the Holders are entitled pursuant to Section 6.5(a) above, then such assets shall be distributed among the Holders ratably in proportion to the full amount of distribution to which each Holder would have been entitled under such Section 6.5(a).

     Section 6.6. Redemption.

     The DARTS shall be redeemable by the Fund as provided below:

          (a) Optional Redemption.

     At its option, the Fund may, out of funds legally available therefor, upon not fewer than 30 nor more than 45 days' notice pursuant to a Notice of Redemption, redeem the DARTS as a whole or from time to time in part on any Dividend Payment Date, at a redemption price equal to $100,000 per Share plus an amount equal to the accumulated and unpaid dividends (including Additional Dividends, if any (such Additional Dividends payable prior to the first Dividend Payment Date following the Fund's fiscal year end or as soon as practicable thereafter)) to the redemption date (whether or not earned or declared). The Fund may not optionally redeem DARTS if, thereafter, less than 30 DARTS remain outstanding.

          (b) Mandatory Redemption.

               (i) If the 1940 Act Asset Coverage is not met as of any 1940 Act Cure Date as shown in a Certificate of 1940 Act Asset Coverage and the related Accountants' Certificate delivered by the Fund to the Common Shares Paying Agent by the close of business on such 1940 Act Cure Date, then the Fund shall, by the close of business on such 1940 Act Cure Date, (A) notify the DARTS Paying Agent of its intention to redeem on the earliest practicable date following such 1940 Act Cure Date the number of DARTS set forth below and (B) give a Notice of Redemption (which shall specify a mandatory redemption date that is not fewer than 30 days or more than 45 days after the date of such notice) with respect to the redemption of DARTS on such mandatory redemption date. On such mandatory redemption date, the Fund shall redeem, out of funds legally available therefor, the number of DARTS equal to the minimum number of Shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such 1940 Act Cure Date, would result in the 1940 Act Asset Coverage having been met on such 1940 Act Cure Date or, if the 1940 Act Asset Coverage cannot be so restored, all of the DARTS, at a redemption price equal to $100,000 per Share plus an amount equal to all accumulated and unpaid dividends (including Additional Dividends on such Shares) to such mandatory redemption date (whether or not earned or declared).

               (ii) If the Eligible Asset Coverage requirement is not met as of any Eligible Asset Cure Date as shown in a Certificate of Eligible Asset Coverage and the related Accountants' Certificate delivered by the Fund to the DARTS Paying Agent by the close of business on the second Business Day following such Eligible Asset Cure Date, then the Fund shall, by the close of business on the second Business Day following such Eligible Asset Cure Date, (A) notify the DARTS Paying Agent of its intention to redeem on the earliest practicable date following such Eligible Asset Cure Date the number of DARTS set forth below and (B) give a Notice of Redemption (which shall specify a mandatory redemption date that is not fewer than 30 days or more than 45 days after the date of such notice) with respect to the redemption of DARTS on such mandatory redemption date. On such mandatory redemption date, the Fund shall redeem, out of funds legally available therefor, the number of DARTS equal to the minimum number of Shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such Eligible Asset Cure Date, would result in the Eligible Asset Coverage requirement having been met on such Eligible Asset Cure Date or, if the Eligible Asset Coverage cannot be so restored, all of the DARTS, at a redemption price equal to $100,000 per Share plus an amount equal to all accumulated and unpaid dividends (including Additional Dividends) on such Shares (whether or not earned or declared) to such mandatory redemption date.

               (iii) If the Fund shall not have funds legally available for the redemption of all or any portion of the DARTS to be redeemed on any mandatory redemption date, the Fund shall redeem on such mandatory redemption date, on a pro rata basis (except as otherwise provided in Section 6.6(c) below), the number of DARTS as it shall have legally available funds to redeem, and the remainder of the DARTS required to be redeemed shall be redeemed on the earliest practicable date next following the day on which the Fund shall first have funds legally available for the redemption of such Shares, pursuant to a Notice of Redemption (which shall specify a mandatory redemption date that is not fewer than the minimum number of days after the date of such notice required by the 1940 Act).

               (iv) In the event of a redemption in part of the DARTS pursuant to Section 6.6(b)(i) or Section 6.6(b)(ii) above, such redemption shall not be effected on any of the three Business Days immediately preceding a Dividend Payment Date.

          (c) General Provisions for Redemptions.

               (i) Notwithstanding the other provisions of this Section 6.6, the Fund shall not mail a Notice of Redemption with respect to an optional redemption, redeem, purchase or otherwise acquire DARTS unless (A) all accumulated and unpaid dividends (including Additional Dividends) on all outstanding DARTS for all applicable past Dividend Periods shall have been or are contemporaneously paid or declared and a sum sufficient for the payment of such dividends (which shall be reflected in an officer's certificate filed with the records of the Fund maintained at its principal executive office) are set apart for payment and (B) the 1940 Act Asset Coverage, the Eligible Asset Coverage requirement and the Dividend Coverage would be met on the date of such redemption, purchase or other acquisition after giving effect thereto and, on or prior to such date, the Fund provides to the Common Shares Paying Agent a Certificate of 1940 Act Asset Coverage and to the DARTS Paying Agent a Certificate of Eligible Asset Coverage requirement and a Certificate of Dividend Coverage, each together with a confirming Accountants' Certificate, showing compliance with this subclause (B) and (C) in case the DARTS are then being rated by Moody's, the Fund has cash and Short-Term Money Market Instruments maturing prior to the redemption date in an aggregate amount equal in value to the amount required to be paid upon any such redemption (including any required premium) and (D) in case the DARTS are then being rated by Standard & Poor's, the Fund has S&P Eligible Assets with a maturity or tender date not later than the redemption date and with a value at least equal to the amount required to be paid upon any such redemption (including any required premium); provided, however, that the Fund may, subject to the requirements of the 1940 Act, redeem, purchase or otherwise acquire DARTS (1) as a whole, either pursuant to an optional redemption or a mandatory redemption, or (2) pursuant to the successful completion of a purchase or exchange offer made on an equal basis for all of the outstanding DARTS for a price that is proper under the 1940 Act. In the event that fewer than all of the outstanding DARTS are to be redeemed pursuant to either an optional redemption or a mandatory redemption, the Shares to be redeemed shall otherwise be selected by lot, or such other method as the Board of Trustees shall deem fair and equitable.

               (ii) Whenever DARTS are to be redeemed, the Fund shall cause to be mailed, within the time periods specified in Section 6.6(a) and 6.6(b) above, a written notice of redemption (a "Notice of Redemption") by first-class mail, postage prepaid, to each Holder of the DARTS to be redeemed as its name and address appear on the Share Books and to the DARTS Paying Agent. The Notice of Redemption shall also be published in both the National and Eastern editions of The Wall Street Journal (or, if such notice cannot be published therein, then in a comparable newspaper printed in the English language and of general circulation in The City of New York). Each Notice of Redemption shall state (A) the redemption date, (B) the redemption price, (C) the aggregate number of DARTS to be redeemed, (D) the place or places where the DARTS are to be surrendered for payment of the redemption price, (E) that dividends on the Shares to be redeemed will cease to accumulate on such redemption date, (F) the provision of these By-Laws under which the redemption is being made and (G) if applicable, that the Holders of the DARTS being called for redemption will not be entitled to participate, with respect to such Shares, in any Auction held subsequent to the date of such Notice of Redemption. In the case of an optional redemption in part of the DARTS, the related Notice of Redemption shall not be given prior to the Dividend Payment Date immediately preceding the date of redemption specified in such notice. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by applicable law. A Notice of Redemption shall be deemed given on the day that it is mailed in accordance with the first sentence of this subclause (ii).

               (iii) On the redemption date, the Board of Trustees shall declare a dividend consisting of one right with respect to each Share redeemed (a "Right") to receive an Additional Dividend in respect of all accumulated and unpaid dividends (whether or not earned or declared) through the date of redemption. If the Fund determines that an Additional Dividend is payable in respect of any Right received during such year, such Additional Dividend in respect of such Right shall be paid to each former Holder or Holder that received such Right. Rights shall be nontransferable except by operation of law.

               (iv) On or after the redemption date, each Holder of DARTS that were called for redemption shall surrender the certificate, if any, evidencing such Shares to the Fund at the place designated in the Notice of Redemption and shall then be entitled to receive payment of the redemption price for each Share. If less than all of the Shares represented by one surrendered Share certificate are to be redeemed, the Fund shall issue a new Share certificate for the Shares not redeemed.

               (v) Not later than noon on the Business Day immediately preceding the redemption date, the Fund shall irrevocably deposit with (or, in the case of a wire transfer, shall irrevocably instruct its bank to transfer to) the DARTS Paying Agent sufficient funds to redeem the DARTS to be redeemed and shall give the DARTS Paying Agent irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of the redemption price upon surrender of the certificate therefor. The Fund may direct the DARTS Paying Agent to invest any such available funds in Short-Term Money Market Instruments provided that the proceeds of any such investment will be available in The City of New York at the opening of business on such redemption date. All such funds (to the extent necessary to pay the full amount of the redemption price) shall be held in trust for the benefit of the Holders. A Non-Payment Period, specified in
          Section 6.4(c)(ii) above, for the DARTS will commence if the Fund fails to deposit with the Auction Agent by 12:00 noon, New York City time, on or (to the extent permitted as described in Section 6.4(c)(ii) above) within three Business Days after any redemption date for DARTS called for redemption, the full redemption price of $100,000 per Share plus accumulated and unpaid dividends (whether or not earned or declared and including Additional Dividends, if any, and Rights in respect thereof).

               (vi) If the Fund shall have given or caused to be given a Notice of Redemption as aforesaid, shall have irrevocably deposited with the DARTS Paying Agent a sum sufficient to redeem the DARTS as to which such Notice of Redemption was given and shall have given the DARTS Paying Agent irrevocable instructions and authority to pay the redemption price to the Holders of such Shares, then on the date of such deposit (or, if no such deposit shall have been made, then on the date fixed for redemption, unless the Fund shall have defaulted in making payment of the redemption price), all rights of the Holders of such Shares by reason of their ownership of such Shares (except their right to receive the redemption price thereof, but without interest) shall terminate, and such Shares shall no longer be deemed outstanding for any purpose, including, without limitation, calculation of the Eligible Asset Coverage requirement or the Dividend Coverage or the right of the Holders of such Shares to vote on any matter or to participate in any subsequent Auctions. In addition, subject to the exception provided in the next sentence, any DARTS as to which a Notice of Redemption has been given by the Fund shall be deemed to be not outstanding (as defined in Section 6.9(a)(xv) below) for purposes of any Auction held subsequent to the date of such Notice of Redemption. In the case of a mandatory redemption in part of the DARTS, the Shares that are being redeemed shall remain outstanding for purposes of any Auction, notwithstanding the giving of a Notice of Redemption, until such Shares are deemed to be not outstanding as provided in the first sentence of this clause (vi). The Fund shall be entitled to receive, from time to time, from the DARTS Paying Agent the income, if any, derived from the investment of monies and/or other assets deposited with it (to the extent that such income is not required to pay the redemption price of the Shares to be redeemed), and the Holders of Shares to be redeemed shall have no claim to any such income. In case the Holder of any Shares called for redemption shall not claim the redemption price for his Shares within two years after the redemption date, the DARTS Paying Agent shall, upon demand, pay over to the Fund such amount remaining on deposit and the DARTS Paying Agent shall thereupon be relieved of all responsibility to the Holder with respect to such Shares, and such Holder shall thereafter look only to the Fund for payment of the redemption price of such Shares.

               (vii) Except as set forth in this Section 6.6 with respect to redemptions and subject to the provisions of Section 6.6(c)(i) above and the 1940 Act, nothing contained herein shall limit any legal right of the Fund to purchase or otherwise acquire any DARTS outside of an Auction at any price, whether higher or lower than the redemption price, in privately negotiated transactions or in the over-the-counter market or otherwise.

               (viii) DARTS that have been redeemed, purchased or otherwise acquired by the Fund may not be reissued.

               (ix) From and after the occurrence of any event requiring the redemption of DARTS pursuant to Section 6.6(b) above, and for so long as any DARTS are subject to mandatory redemption as provided in such
          Section 6.6(b), the Fund shall not reinvest the proceeds of any assets received prior to the mandatory redemption date for any such Shares except in Short-Term Money Market Instruments with maturity dates not later than noon on the Business Day immediately preceding such mandatory redemption date; provided, that the foregoing restrictions shall not be applicable to any reinvestment of proceeds if, after giving effect thereto, the Fund would have sufficient monies to redeem all of the DARTS that are subject to redemption on such mandatory redemption date.

               (x) Solely for the purpose of determining the number of DARTS to be stated in a Notice of Redemption as subject to a mandatory or optional redemption, the amount of funds legally available for such redemption shall be determined as of the date of such Notice of Redemption.

               (xi) In the event that the Fund shall have given a Notice of Redemption with respect to any of the DARTS and the sale of any Eligible Assets with a Discount Factor of greater than 1.000 shall be necessary to provide sufficient monies to redeem all such Shares on the redemption date, the Fund shall sell or otherwise liquidate such asset as soon as reasonably practicable following the date on which such Notice of Redemption is given and shall take all reasonable steps to ensure that all such sales or other liquidations are effected no later than 30 days after such date.

               (xii) The Fund shall not give a Notice of Redemption with respect to an optional redemption unless at the time of giving of such notice the Fund shall in good faith believe that it will have sufficient funds to effect the redemption of all of the DARTS to be redeemed pursuant to such notice.

Section 6.7.      Voting Rights.

          (a) General. Except as otherwise provided by law and as specified by this Section 6.7, the Holders of DARTS shall have equal voting rights with the holders of Common Shares and shall be entitled to one vote for each Share on each matter submitted to a vote of the Shareholders of the Fund. For purposes of determining any right of the Holders to vote on any matter, whether such right is created by the Declaration or these By-Laws, or otherwise, no Holder shall be entitled to vote and no Share of the DARTS shall be deemed to be "outstanding" for the purpose of voting or determining the number of Shares required to constitute a quorum, if prior to or concurrently with the time of determination of Shares entitled to vote or Shares deemed outstanding for quorum purposes, as the case may be, sufficient funds for the redemption of such Shares have been deposited in trust with the DARTS Paying Agent for that purpose and the requisite Notice of Redemption with respect to such Shares shall have been given as provided in Section 6.6(c)(ii) above.

          (b) Class Voting. The holders of Common Shares and the Holders of the DARTS shall vote together as a single class except as hereinafter provided or to the extent otherwise required by the 1940 Act or the Declaration.

               (i) So long as any of the DARTS are outstanding, the affirmative vote of the lesser of (x) the Holders of more than 50% of the DARTS then outstanding and the holders of more than 50% of the Common Shares then outstanding, each voting as a separate class or (y) the Holders of at least 67% of the DARTS and the holders of at least 67% of the Common Shares, each voting as a separate class, present at a meeting if more than 50% of the outstanding Shares of each class are represented in person or by proxy at such meeting, is required to approve any action requiring a vote of security holders under Section 13(a) of the 1940 Act.

               (ii) The Fund may be voluntarily liquidated, dissolved or wound up when and as authorized at any meeting of Shareholders called for the purpose, by the vote of (x) the Holders of at least 67% of the DARTS then outstanding and (y) the holders of at least 67% of the Common Shares then outstanding, each voting as a separate class; provided, however, if such termination is recommended by two-thirds of the total number of Trustees then in office, the vote of (x) the Holders of at least a majority of the DARTS then outstanding and (y) the holders of at least a majority of the Common Shares then outstanding, each voting as a separate class, shall be sufficient authorization.

               (iii)  The  Fund  may  merge  or   consolidate   with  any  other
          corporation, association, trust or other organization, or may sell, lease or exchange all or substantially all of its assets, including its good will, upon such terms and conditions and for such consideration, and thereafter be terminated, when and as authorized at any meeting of Shareholders called for the purpose, by the vote of (x) the Holders of at least 67% of the DARTS then outstanding and (y) the holders of at least 67% of the Common Shares then outstanding, each voting as a separate class; provided, however, if such termination is recommended by two-thirds of the total number of Trustees then in office, the vote of (x) the Holders of at least a majority of the DARTS then outstanding and (y) the holders of at least a majority of the Common Shares then outstanding, each voting as a separate class, shall be sufficient authorization.

               (iv) The Fund may be converted from a "closed-end company" to an "open-end company" as those terms are defined in the 1940 Act, when and as authorized at any meeting of Shareholders called for the purpose, by the vote of (x) the Holders of at least 75% of the DARTS then outstanding and (y) the holders of at least 75% of the Common Shares then outstanding, each voting as a separate class; provided, however, if such conversion is recommended by two-thirds of the total number of Trustees then in office, the vote of (x) the Holders of at least a majority of the DARTS then outstanding and (y) the holders of at least a majority of the Common Shares then outstanding, each voting as a separate class, shall be sufficient authorization.

               (v) So long as any of the DARTS are outstanding, the Fund shall not take any action adversely affecting either the DARTS or the Common Shares without the affirmative vote of the Holders of at least a majority of the Shares of DARTS outstanding, voting separately as a class, or the holders of at least a majority of the Common Shares then outstanding, voting separately as a class, as the case may be.

               (vi) So long as any of the DARTS are outstanding, without the affirmative vote of the Holders of at least a majority of the DARTS then outstanding, voting separately as a class, the Fund shall not (A) amend, alter or repeal any of the preferences, rights or powers of the Holders of the DARTS so as to affect materially and adversely such preferences, rights or powers, or issue any additional series of DARTS or (B) issue another class of equity securities with a dividend or liquidation preference payable senior to or in parity with the DARTS.

               (vii) Without the affirmative vote of (x) the Holders of at least a majority of the DARTS then outstanding and (y) the holders of at least a majority of the Common Shares then outstanding, each voting as a separate class, the Fund may not declare itself insolvent in a judicial proceeding or file for bankruptcy under applicable federal or state laws.

          (c)  Election  of  Trustees;  Right  to  Elect  Majority  of  Board of
               Trustees.

               (i) At any meeting of Shareholders of the Fund at which Trustees are to be elected, the Holders of the DARTS, voting separately as a single class, shall be entitled to elect two members of the Board of Trustees, and the holders of the Common Shares, voting separately as a single class, shall be entitled to elect the remaining members of the Board of Trustees. If at any time, however, dividends on any of the DARTS shall be unpaid in an amount equal to two full years' dividends (whether or not earned or declared), then the number of Trustees constituting the Board of Trustees shall automatically be increased by the smallest number such that when added to the number of Trustees then constituting the Board of Trustees, the incumbent Trustees then elected solely by the Holders of the DARTS plus such additional Trustees shall constitute a majority of such increased number of Trustees; and at a special meeting of Shareholders, which shall be called and held as provided in Section 6.7(d) below, and at all subsequent meetings at which Trustees are to be elected, the Holders of the DARTS, by majority vote, voting separately as a single class (to the exclusion of the holders of all other series and classes of Shares of the Fund), shall be entitled to elect such smallest number of additional Trustees of the Fund who will constitute a majority of the total number of Trustees of the Fund as so increased. The terms of office of the persons who are Trustees at the time of that election shall continue. If the Fund thereafter shall pay, or declare and set apart for payment, in full all dividends payable on all outstanding DARTS for all past Dividend Periods, the voting rights stated in the preceding sentence shall cease, and the terms of office of all of the additional Trustees elected by the Holders of the DARTS (but not the terms of the two incumbent Trustees elected by the Holders of the

          DARTS and the remaining incumbent Trustees elected by the Common Shares) shall terminate automatically, subject to the revesting of the rights of the Holders of the DARTS as provided in the second sentence of this paragraph in the event of any subsequent arrearage in the payment of two full years' dividends on the DARTS.

               (ii) Any vacancy in the office of any Trustees elected by the Holders of the DARTS may be filled by the remaining Trustees (or Trustee) so elected or, if not so filled, by the Holders of the DARTS, voting separately as a single class, at any meeting of Shareholders for the election of Trustees held thereafter. Any vacancy in the office of any Trustees elected by the holders of the Common Shares may be filled by the remaining Trustees (or Trustee) so elected or, if not so filled, by the Holders of the Common Shares, voting separately as a single class, at any meeting of Shareholders for the election of Trustees held thereafter. Unless as otherwise provided in the Declaration, a Trustee elected by the Holders of the DARTS may be removed with or without cause, but only by action taken by the Holders of at least a majority of the outstanding DARTS. Unless as otherwise provided in the Declaration, a Trustee elected by the holders of the Common Shares may be removed but only for cause by action taken by the holders of at least 75% of the outstanding Common Shares; provided, however, that if such termination is recommended by two-thirds of the total number of Trustees then in office elected by the holders of the Common Shares, the vote of the holders of at least a majority of the Common Shares then outstanding shall be sufficient authorization.

          (d) Voting Procedures.

     As soon as practicable after the accrual of any right of the Holders to elect Trustees at a special meeting of Shareholders as described in Section 6.7(c), the Fund shall call or cause to be called such special meeting by mailing or causing to be mailed a notice of such special meeting to the Holders upon not less than 10 nor more than 45 days prior to the date fixed for the meeting. If the Fund does not call or cause to be called such special meeting, it may be called by any Holder on like notice. The record date for determining the Holders entitled to notice of and to vote at such meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. The Holders of a majority of the DARTS then outstanding, present in person or by proxy, will constitute a quorum for the election of additional Trustees. At any such meeting or adjournment thereof in the absence of a quorum, a majority of the Holders present in person or by proxy shall have the power to adjourn the meeting for the election of additional Trustees without notice, other than an announcement at the meeting, until a quorum is present, and, subject to Section 6.7(b) above, to take any other action as shall properly come before such meeting. If the right to elect additional Trustees shall have terminated as provided in Section 6.7(c) above after the notice of special meeting provided for in this Section 6.7(d) has been given but before the special meeting shall have been held, the Fund shall, as soon as practicable after such termination, mail or cause to be mailed to the Holders a notice of cancellation of such special meeting.

     Section 6.8. Other Restrictions.

          (a) The Trustees may from time to time in their sole discretion impose restrictions on certain investment practices of the Fund in order to comply with guidelines established by the relevant Rating Agency.

          (b) For so long as any Shares of DARTS are outstanding and Moody's is rating such Shares, the Fund will not, unless it has received written confirmation from Moody's that any such action would not impair the rating then assigned by Moody's to the DARTS:

               (i) enter into reverse repurchase agreements;

               (ii) enter into options and futures transactions except as set forth in paragraph (c) of this Section 6.8;

               (iii) make short sales of securities unless covered;

               (iv) overdraw any bank account (except as may be necessary for the clearance of security transactions); or

               (v) issue senior securities (as defined in the 1940 Act) other than the DARTS.

          (c) For so long as the DARTS are rated by Moody's, unless, in each case, Moody's advises the Fund in writing that such action or actions will not adversely affect its then-current rating on the DARTS, the Fund will not enter into any futures and/or options contracts except in accordance with the conditions and limitations set forth in Exhibit B attached hereto.

          (d) For so long as any Shares of the DARTS are outstanding and Standard & Poor's is rating such Shares, the Fund will not, unless it has received written confirmation from Standard & Poor's that any such action would not impair the rating then assigned by Standard & Poor's to the
     DARTS:

               (i) enter into reverse repurchase agreements;

               (ii) enter into options and futures transactions except as set forth in paragraphs (e), (f), (g) and (h) of this Section 6.8;

               (iii) make short sales of securities unless covered, such as, for example, by short sales "against the box";

               (iv) overdraw any bank account (except as may be necessary for the clearance of security transactions); or

               (v) issue senior securities (as defined in the 1940 Act) other than the DARTS.

          (e) For as long as the DARTS are rated by Standard & Poor's, unless, in each case, Standard & Poor's advises the Fund in writing that such action or actions other than those listed below will not adversely affect its then-current rating on the DARTS, the Fund (i) may buy call or put option contracts on securities, (ii) may write only covered call options on securities, (iii) may write covered put options on securities, (iv) will only engage in exchange traded futures transactions and options thereon relating to U.S. Treasury Securities, (v) will not buy or write option contracts on securities or engage in futures transactions and options thereon unless, after giving effect to any such contract or transaction, the Eligible Asset Coverage for the S&P Eligible Assets is met, (vi) will hedge through futures and options thereon no more than (A) 10% of the average number of daily traded futures contracts for each type of underlying U.S. Treasury Security in the month prior to effecting such transaction as reported by The Wall Street Journal, and (B) a number of contracts equal to 25% of the value of the Fund's total assets divided by 100,000 (for purposes of this clause (vi), the Fund shall be deemed to own the number of futures contracts that underlie any outstanding option thereon owned by the Fund), (vii) will include 25% of the aggregate settlement value of outstanding futures contracts owned by the Fund as a liability in calculating the Net Coverage Value of the Fund's S&P Eligible Assets, (viii) will close all open futures positions one month prior to the month of the contract expiration or will continually hold a deliverable security under such contract until contract expiration, and (ix) so long as there are outstanding option contracts on securities written by the Fund or open futures positions, determine as of each Business Day that the Eligible Asset Coverage is met for the S&P Eligible Assets as of the close of business and close all outstanding options contracts on securities written by the Fund and open futures positions at any time the Fund fails for two consecutive Business Days to meet the Eligible Asset Coverage for the S&P Eligible Assets.

          (f) For so long as the DARTS are rated by Standard & Poor's, the Fund may engage in futures and options transactions as described above, based on Treasury Securities; provided, that the Fund shall not engage in futures and options transactions as described above, other than closing transactions which would cause the Fund at the time of such transaction to own or have sold the lesser of:

               (i) outstanding futures contracts based on Treasury Securities exceeding in number 25% of the quotient of the fair market value of the Fund's total assets divided by 100,000, and

               (ii) outstanding futures contracts based on Treasury Securities exceeding in number 10% of the average number of daily traded futures contracts based on Treasury Securities in the month prior to the time effecting such transaction as reported by the Wall Street Journal.

          (g) In addition, the Fund shall be required to engage in closing transactions to close out any outstanding futures contracts which the Fund owns or has sold or any outstanding option thereon owned by the Fund in the event:

               (i) the Fund does not own S&P Eligible Assets with an aggregate Market Value equal to or greater than its Eligible Asset Coverage for such assets on two consecutive Eligible Asset Evaluation Dates and

               (ii) the Fund is required to pay variation margin on the second such date.

          (h) The Fund shall be required to engage in a closing transaction to close out any outstanding futures contract or option thereon in the month prior to the delivery month under the terms of such future contract or option unless the Fund holds securities deliverable under such terms.

          (i) For purposes of determining whether the Fund is holding sufficient S&P Eligible Assets to meet the Eligible Asset Coverage requirement, no amounts on deposit with the Fund or a broker representing initial margin or variation margin shall constitute S&P Eligible Assets. At the time the Fund writes a futures contract or option, it must maintain cash, cash equivalents or Short-Term Money Market Instruments in a segregated account so that the amount so segregated plus the amount of initial margin and variation margin equals the fair market value of the futures contract. Alternatively, in the event the Fund writes a futures contract or option thereon which requires delivery of an underlying security, the Fund must hold such underlying security.

          (j) For purposes of determining whether the Eligible Asset Coverage Requirement is met for S&P Eligible Assets, the Net Coverage Value of the aggregate amount of S&P Eligible Assets shall be reduced by an amount equal to 25% of the aggregate settlement value, marked to market, of any outstanding futures contracts based on Treasury Securities which contracts are owned by the Fund.

          (k) For so long as the DARTS are rated by Moody's and Standard & Poor's, the Fund will not, unless it has received written confirmation from Moody's and/or Standard & Poor's, as the case may be, that such action would not impair the ratings then assigned to the DARTS by Moody's and/or
     (i) borrow money except for the purpose of clearing transactions in portfolio securities (which borrowings shall under any circumstances be limited to the lesser of $10,000,000 and an amount equal to 5% of the Market Value of the Fund's assets at the time of such borrowings and which borrowings shall be repaid within 60 days and not be extended or renewed),
     (ii) lend any securities, (iii) issue any class or series of stock ranking prior to or on parity with the DARTS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Fund, (iv) reissue any DARTS previously purchased or redeemed by the Fund, or (v) merge or consolidate into or with any other corporation or entity, (vi) engage or change any pricing service engaged by the Fund, (vii) engage in short sales of securities (except as provided in Section 6.8(b)(iii)) or (viii) engage in reverse repurchase agreements.

     Section 6.9. Auction Procedures.

          (a) Certain Definitions. As used in this Section 6.9, unless the context otherwise requires, the following terms shall have the following meanings and capitalized terms not defined in this Section 6.9 shall have the meanings ascribed to them in Section 6.1 through Section 6.8 above.

               (i) "Agent Member" means the member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Master Purchaser's Letter.

               (ii) "Auction" means the periodic operation of the procedures set forth in this Section 6.9.

               (iii) "Auction Date" means the Business Day immediately preceding a Dividend Payment Date.

               (iv) "Available DARTS" has the meaning specified in Section 6.9(d)(i) below.

               (v) "Bid" has the meaning specified in Section 6.9(b)(i) below.

               (vi) "Bidder" has the meaning specified in Section 6.9(b)(i) below.

               (vii) "Broker-Dealer" means. any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this Section 6.9, that has been selected by the Fund and that has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

               (viii) "Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this Section 6.9.

               (ix) "DARTS" means the Fund's Dutch Auction Rate Transferable Securities Preferred Shares, without par value.

               (x) "Existing Holder," when used with respect to the DARTS, means a Person who has executed a Master Purchaser's Letter and is listed as the beneficial owner of such DARTS in the records of the Auction Agent. (xi) "Hold Order" has the meaning specified in Section 6.9(b)(i) below.

               (xii) "Master Purchaser's Letter" means a master purchaser's letter addressed to the Fund, the Auction Agent and a Broker-Dealer in which a Person (or a Broker-Dealer on behalf of such Person) agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell the DARTS as set forth in this Section 6.9.

               (xiii) "Maximum Applicable Rate" for the first Auction means the percentage of the 60-day "AA" Composite Commercial Paper Rate specified in Column I below based on the Prevailing Rating of the
          DARTS in effect at the close of business on the Business Day immediately preceding such Auction Date. The Maximum Applicable Rate for any subsequent Auction means (A) the higher of the Applicable Percentage and the Applicable Spread of the 60-day "AA" Composite Commercial Paper Rate specified in Column I if the immediately preceding Auction resulted in an Applicable Rate lower than the percentage of the 60-day "AA" Composite Commercial Paper Rate specified in Column I, or (B) the higher of the Applicable Percentage and the Applicable Spread of the 60-day "AA" Composite Commercial Paper Rate specified in Column II below if the immediately preceding Auction resulted in an Applicable Rate equal to or higher than the percentage of the 60-day "AA" Composite Commercial Paper Rate specified in Column I but lower than the percentage of the 60-day "AA" Composite Commercial Paper Rate specified in Column II, or (C) the higher of the Applicable Percentage and the Applicable Spread of the 60-day "AA" Composite Commercial Paper Rate specified in Column III below if the immediately preceding Auction resulted in an Applicable Rate equal to or higher than the percentage of the 60-day "AA" Composite Commercial Paper Rate specified in Column II, in each case based on the Prevailing Rating on the DARTS on the Business Day immediately preceding the Auction Date. The Applicable Rate will be determined based on the lower of the credit ratings assigned on such date to the DARTS by Moody's and Standard & Poor's (or, if Moody's or Standard & Poor's or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, such rating):

                                              Applicable Percentages or Spreads
                        -----------------------------------------------------------------------------
    Prevailing Rating               I                         II                        III
                        --------------   ------   --------------   ------    --------------  --------
                          Percentage     Spread     Percentage     Spread     Percentage     Spread
                        --------------   ------   --------------   ------    --------------  --------
   "AA"/"aa" or above        110%        110bp         120%         120bp        130%         130bp
   "A"/"a"                   120%        120bp         130%         130bp        145%         145bp
   "BBB"/"baa"               130%        130bp         145%         145bp        175%         175bp
   Below "BBB"/"baa          200%        200bp         200%         200bp        200%         200bp
   (includes) no
   rating

For purposes of this definition, the "Prevailing Rating" of DARTS shall be (i) AA/"aa" or Above if the DARTS have a rating of AA- or better by Standard & Poor's or "aa3" or better by Moody's, or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not AA/"aa" or Above, then A/"a" if the DARTS have a rating of A- or better by Standard & Poor's or "a3" or better by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not AA/"aa" or Above or A/"a," then BBB/"baa" if the DARTS have a rating of BBB- or better by Standard & Poor's or "baa3" or better by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iv) if not AA/"aa" or Above, A/"a" or BBB/"baa," then Below BBB/"baa." The Fund shall take all reasonable action necessary to enable Standard & Poor's and Moody's to provide a rating for the DARTS. If either Standard & Poor's or Moody's shall not make such a rating available, or neither Standard & Poor's nor Moody's shall make such a rating available, the Fund and Salomon Brothers Inc. or its successor shall select a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) or two nationally recognized statistical rating organizations to act as substitute rating agency or substitute rating agencies, as the case may be, and the Fund shall take all reasonable action to enable such Rating Agency or rating agencies to provide a rating or ratings for the DARTS.

          Unless the context otherwise requires, "Maximum Applicable Rate," when used in this Section 6.9, means the Maximum Applicable Rate on the Auction Date.

               (xiv) "Order" has the meaning specified in Section 6.9(b)(i) below.

               (xv) "Outstanding," with respect to the DARTS, means, as of any date, the DARTS theretofore issued by the Fund except, without duplication, (A) any DARTS theretofore cancelled or delivered to the Auction Agent for cancellation, or redeemed by the Fund, (B) except as provided in Section 6.6(c)(v) above, any of the DARTS as to which a Notice of Redemption shall have been given by the Fund, (C) any DARTS held by the Fund and (D) any DARTS represented by any certificate in lieu of which a new certificate has been executed and delivered by the Fund.

               (xvi) "Person" means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or an agency or political subdivision thereof.

               (xvii) "Potential Holder" means any Person, including any Existing Holder, (A) who shall have executed a Master Purchaser's Letter and (B) who may be interested in acquiring DARTS (or, in the case of an Existing Holder, additional DARTS).

               (xviii) "Securities Depository" means The Depository Trust Company and its successors and assigns, or any other securities depository selected by the Fund that agrees to follow the procedures required to be followed by such securities depository in connection with the DARTS.

               (xix) "Sell Order" has the meaning specified in Section 6.9(b)(i) below.

               (xx) "Submission Deadline" means 12:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit in writing Orders to the Auction Agent as from time to time specified by the Auction Agent, with the consent of the Fund, which consent shall not be unreasonably withheld.

               (xxi) "Submitted Bid" has the meaning specified in Section 6.9(d)(i) below.

               (xxii)  "Submitted  Hold  Order"  has the  meaning  specified  in
          Section 6.9(d)(i) below.

               (xxiii) "Submitted Order" has the meaning specified in Section 6.9(d)(i) below.

               (xxiv)  "Submitted  Sell  Order"  has the  meaning  specified  in
          Section 6.9(d)(i) below.

               (xxv)  "Sufficient  Clearing  Bids" has the meaning  specified in
          Section 6.9(d)(i) below.

               (xxvi) "Winning Bid Rate" has the meaning specified in Section 6.9(d)(i) below.

          (b) Orders by Existing Holders and Potential Holders.

               (i) On or prior to the Submission Deadline on each Auction Date:

               (A)  each   Existing   Holder  may  submit  to  a   Broker-Dealer
          information as to:

                    (1) the number of  Outstanding  DARTS,  if any, held by such
               Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

                    (2) the number of  Outstanding  DARTS,  if any, held by such
               Existing Holder which such Existing Holder desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

                    (3) the number of  Outstanding  DARTS,  if any, held by such
               Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

               (B) each Broker-Dealer, using a list of Potential Holders that shall be maintained by such Broker-Dealer in good faith for the purpose of conducting a competitive Auction, shall contact Potential Holders, including Persons who are not Existing Holders, on such list to determine the number of Outstanding DARTS, if any, which each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

For the purposes hereof, the communication to a Broker-Dealer of the information referred to in clause (A) or (B) of this Section 6.9(b)(i) is hereinafter referred to as an "Order" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this Section 6.9(b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this Section 6.9(b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this Section 6.9(b)(i) is hereinafter referred to as a "Sell Order."

          (ii) As a condition to participating in any Auction, each prospective purchaser (or a broker-dealer on behalf of such purchaser) of the DARTS shall be required to sign and deliver two copies to the Auction Agent, and one copy to a Broker-Dealer, of a Master Purchaser's Letter, in which such prospective purchaser will agree, among other things, that:

               (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

                    (1) the number of Outstanding DARTS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified in such Bid; or

                    (2) such specified  number or a lesser number of Outstanding
               DARTS to be determined as set forth in Section 6.9(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified in such Bid; or

                    (3) such number or a lesser number of  Outstanding  DARTS to be determined as set forth in Section 6.9(e)(ii)(C) if the rate specified in such Bid shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

               (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                    (1) the number of Outstanding  DARTS  specified in such Sell
               Order; or

                    (2) such number or lesser number of Outstanding DARTS as set forth in Section 6.9(e)(ii)(C) if Sufficient Clearing Bids do not exist.

               (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                    (1) the number of Outstanding DARTS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate specified in such Bid; or

                    (2) such  specified  number or lesser number of  Outstanding
               DARTS as set forth in Section 6.9(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified in such Bid.

          (c) Submission of Orders by Broker-Dealers to Auction Agent.

          (i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer for the Auction to be conducted on such Auction Date and shall specify with respect to each Order:

               (A) the name of the Bidder placing such Order;

               (B) the aggregate number of Outstanding DARTS that are the subject of such Order;

               (C) to the extent that such Bidder is an Existing Holder:

                    (1) the number of Outstanding  DARTS, if any, subject to any
               Hold Order placed by such Existing Holder;

                    (2) the number of Outstanding  DARTS, if any, subject to any
               Bid placed by such Existing Holder and the rate specified in such Bid; and

                    (3) the number of Outstanding  DARTS, if any, subject to any
               Sell Order placed by such Existing Holder; and

               (D) to the extent that such Bidder is a Potential Holder, the rate and number of Shares specified in such Potential Holder's Bid.

               (ii) If any rate specified in any Bid contains more than three digits to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

               (iii) If an Order or Orders covering all of the Outstanding DARTS held by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding DARTS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

               (iv) If one or more Orders covering in the aggregate more than the number of Outstanding DARTS held by an Existing Holder are submitted to the Auction Agent, such Order or Orders shall be considered valid as follows and in the following order of priority:

               (A) any Hold Orders submitted on behalf of such Existing Holder shall be considered valid up to and including the number of outstanding DARTS held by such Existing Holder; provided, that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of DARTS subject to such Hold Orders exceeds the number of Outstanding DARTS held by such Existing Holder, the number of DARTS subject to such Hold Orders shall be reduced pro rata so that such Hold Orders, in the aggregate, shall cover the number of Outstanding DARTS held by such Existing Holder;

               (B) (1) any Bid shall be considered valid up to and including the excess of the number of Outstanding DARTS held by such Existing Holder over the number of DARTS subject to Hold Orders referred to in Section
          6.9 (C)(iv)(A);

                    (2) subject to subclause (1) above, if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding DARTS subject to such Bids is greater than such excess, the number of DARTS subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of DARTS equal to such excess;

                    (3) subject to subclause (1) above, if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates per annum and in any such event the number, if any, of such Outstanding DARTS subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder; and

               (C) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding DARTS held by such Existing Holder over the number of DARTS subject to Hold Orders referred to in
          Section 6.9(c)(iv)(A) and Bids referred to in Section 6.9(c)(iv)(B); provided, that if more than one Sell Order is submitted on behalf of such Existing Holder and the number of DARTS subject to Sell Orders exceeds the number of Outstanding DARTS held by such Existing Holder, the number of DARTS subject to such Sell Orders shall be reduced pro rata so that such Sell Orders, in the aggregate, shall cover the number of Outstanding DARTS held by such Existing Holder.

               (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and the number of DARTS therein specified.

          (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

               (i) The Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order") and shall, after the Submission Deadline on each Auction Date, determine:

               (A) the excess of the total number of Outstanding DARTS over the number of Outstanding DARTS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available DARTS");

               (B) from the Submitted Orders whether:

                    (1) the number of Outstanding  DARTS that are the subject of
               Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Applicable Rate exceeds or is equal to:

                    (2) the sum of (x) the number of Outstanding  DARTS that are the subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate and (y) the number of Outstanding DARTS that are the subject of Submitted Sell Orders (if such excess or such equality exists (other than because the numbers of Outstanding DARTS in subclauses (x) and (y) above are each zero because all of the Outstanding DARTS are the subject of Submitted Hold Orders), such Submitted Bids in subclause (1) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

               (C) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") that, if:

                    (1) each Submitted Bid from Existing Holders  specifying the
               Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the DARTS that are the subject of such Submitted Bids, and

                    (2) each Submitted Bid from Potential Holders specifying the
               Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates were accepted, thus requiring such Potential Holders to purchase the DARTS that are the subject of such Submitted Bids, would result in the number of Shares subject to all Submitted Bids specifying the Winning Bid Rate or such lower rates being not less than the Available DARTS.

          (ii) Promptly after the Auction Agent has made the determinations pursuant to Section 6.9(d)(i), the Auction Agent shall determine the Applicable Rate for the next succeeding Dividend Period as follows and the Auction Agent shall so notify the Fund:

               (A) if Sufficient Clearing Bids exist, the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined;

               (B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding DARTS are the subject of Submitted Hold Orders), the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or

               (C) if all of the Outstanding DARTS are the subject of Submitted Hold Orders, the Applicable Rate for the next succeeding Dividend Period shall be equal to 59% of the 60-day "AA" Composite Commercial Paper Rate in effect on the date of such Auction.

          (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares.

Based on the determinations made pursuant to Section 6.9(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

               (i) If Sufficient Clearing Bids have been made, subject to the provisions of Section 6.9(e)(iii) and Section 6.9(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all Submitted Bids to the extent not accepted as provided in this clause (i) shall be rejected:

               (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding DARTS that are the subject of such Submitted Sell Order or Submitted Bid;

               (B) the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding DARTS that are the subject of such Submitted Bid;

               (C) the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Holder to purchase the Outstanding DARTS that are the subject of such Submitted Bid;

               (D) the Submitted Bid of each of the Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding DARTS that are the subject of such Submitted Bid, unless the number of Outstanding DARTS that are the subject of such Submitted Bids shall be greater than the difference in the number of DARTS ("remaining Shares") equal to the excess of the Available DARTS over the number of Outstanding DARTS subject to Submitted Bids described in Section 6.9(e)(i)(B) and Section 6.9(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding DARTS, but only in an amount equal to the difference between (1) the number of Outstanding DARTS then held by such Existing Holder subject to such Submitted Bid and (2) the number of DARTS obtained by multiplying (x) the number of the remaining Shares by (y) a fraction, the numerator of which shall be the number of Outstanding DARTS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding DARTS subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

               (E) the Submitted Bid of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding DARTS obtained by multiplying (x) the difference between the Available DARTS and the number of Outstanding DARTS subject to Submitted Bids described in
          Section 6.9(e)(i)(B), Section 6.9(e)(i)(C) and Section 6.9(e)(i)(D) by
          (y) a fraction, the numerator of which shall be the number of Outstanding DARTS subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding DARTS subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

               (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding DARTS are subject to Submitted Hold Orders), subject to the provisions of Section 6.9(e)(iii) and Section 6.9(e)(iv), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all Submitted Bids to the extent not accepted as provided in this clause (ii) shall be rejected:

               (A) the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the DARTS that are the subject of such Submitted Bid;

               (B) the Submitted Bid of each Potential Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the DARTS that are the subject of such Submitted Bid; and

               (C) the Submitted Bid of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding DARTS that are the subject of such Submitted Bid, and the Submitted Sell Order of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding DARTS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of Outstanding DARTS obtained by multiplying (x) the difference between the Available DARTS and the aggregate number of Outstanding DARTS subject to Submitted Bids described in Section 6.9(e)(ii)(A) and
          Section 6.9(e)(ii)(B) by (y) a fraction, the numerator of which shall be the number of outstanding DARTS held by such Existing Holder subject such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding DARTS subject to all such Submitted Bids and Submitted Sell Orders.

               (iii) If, as a result of the procedures described in Section 6.9(e)(i) and Section 6.9(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Share of the DARTS on any Auction Date, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of DARTS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of Shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole DARTS.

               (iv) If, as a result of the procedures described in Section 6.9(e)(i) and Section 6.9(e)(ii), any Potential Holder would be entitled or required to purchase less than a whole Share of the DARTS on any Auction Date, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, allocate Shares for purchase among Potential Holders so that only whole DARTS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing DARTS on such Auction Date.

               (v) Based on the results of each Auction, the Auction Agent shall determine the aggregate number of Outstanding DARTS to be purchased and the aggregate number of Outstanding DARTS to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders, and, with respect to each Broker-Dealer, to the extent that such aggregate number of Shares to be purchased and such aggregate number of Shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding DARTS.

               (vi) In no circumstance shall an Existing Holder be required to sell DARTS that are subject to a Hold Order submitted (or deemed to be submitted) by such Existing Holder.

          (f) Miscellaneous.

     The Board of Trustees may interpret the provisions of this Section 6.9 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not adversely affect the rights of Existing Holders of the DARTS, and if such inconsistency, ambiguity or formal defect reflects an inaccurate provision hereof, the Board of Trustees may, in appropriate circumstances, amend this Section 6.9. An Existing Holder (A) may sell, transfer or otherwise dispose of DARTS only pursuant to a Bid or Sell Order in accordance with the procedures described in this Section 6.9 or to or through a Broker-Dealer or to a Person (or a Broker-Dealer on behalf of any such Person) that has delivered a signed copy of a Master Purchaser's Letter to the Auction Agent, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder or its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer, and (B) shall have the ownership of the DARTS held by it maintained in book-entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership. Neither the Fund nor any affiliated person of the Fund (as defined under the 1940 Act) other than Salomon Brothers Inc, PaineWebber Incorporated, Kidder, Peabody & Co. and Tucker Anthony Incorporated shall submit any Order in any Auction. All of the Outstanding DARTS shall be represented by one certificate registered in the name of the nominee of the Securities Depository. Each such certificate shall bear a legend substantially to the effect that transfer of the Shares represented by such certificate is subject to the restrictions specified in this Section 6.9(f) and in the Master Purchaser's Letter. Neither the Fund nor any of its agents, including, without limitation, the Auction Agent, shall have any liability with respect to the failure of a Potential Holder, Existing Holder or Agent Member to deliver, or to pay for, DARTS sold or purchased in an Auction or otherwise.

          (g) Headings of Subdivisions.

     The headings of the various subdivisions of this Section 6.9 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                                  ARTICLE VII

                             Terms of Common Shares

     Section 7.1. Designation. A class of common shares of beneficial interest, without par value, is hereby designated "Common Shares" (the "Common Shares").

     Section 7.2. Common Shares.

               (i) The Common Shares shall rank junior to the DARTS with respect to payment of dividends and distributions on liquidation or dissolution and shall have such other qualifications, limitations or restrictions as provided in the Declaration.

               (ii) Except as otherwise provided by law and the Declaration, the holders of the Common Shares shall be entitled to one vote for each Share on each matter submitted to a vote of the Shareholders of the

          Fund. The holders of the Common Shares and the holders of the DARTS shall vote together as a single class except as hereinafter provided or to the extent otherwise required by the 1940 Act or the Declaration.

               (iii) After all accumulated and unpaid dividends upon all outstanding DARTS for all previous dividend periods have been paid, and full dividends on all outstanding DARTS for the then-current dividend period have been paid or declared and a sum sufficient for the payment thereof set apart therefor, then and not otherwise, dividends or other distributions may be declared upon and paid to the holders of the Common Shares, to the exclusion of the holders of the DARTS.

               (iv) In the event of the dissolution, liquidation, or winding up of the Fund, whether voluntary or involuntary, after payment in full of the amounts, if any, required to be paid to the holders of the DARTS, the holders of the Common Shares shall be entitled, to the exclusion of the holders of the DARTS, to share ratably in all remaining assets of the Fund.

               (v) For so long as the DARTS remain outstanding and are rated by Moody's and/or Standard & Poor's, no dividends may be paid on the Common Shares unless immediately after such payment the applicable Eligible Asset Coverage requirement is met.

                                  ARTICLE VIII

                                 Net Asset Value

     The net asset value of the Fund's Common Shares will be determined at least once each week by dividing the value of all assets of the Fund (including accrued interest and dividends), less all liabilities (including accrued expenses and accumulated and unpaid dividends, including any additional dividends) and the aggregate liquidation preference of the outstanding DARTS, by the total number of Common Shares outstanding.

     In valuing the Fund's portfolio, securities listed on an exchange or traded over-the-counter and quoted on the NASDAQ System will be valued at the last sale price on the day of valuation (using prices as of the close of trading) or, if there has been no sale that day, at the last reported bid price reported on the day of valuation or the last bid price reported as of the close of business on the preceding Business Day. Over-the-counter securities not quoted on the NASDAQ System will be valued at the current bid price as obtained from two nationally recognized securities dealers which make markets in such securities or from a pricing service which has been approved by Moody's. Securities for which reliable quotations are not readily available and other assets will be valued at their fair value as determined by or under the direction of the Board of Trustees. Auction rate preferred stocks have had a consistent history of trading in the secondary market at par value plus accrued dividends. Accordingly, when reliable quotations are not available for auction rate preferred stocks, they will generally be valued at par plus accrued dividends, although a different value may be assigned due to changes in an issuer's creditworthiness or market conditions. Money market instruments with remaining maturities of 60 days or less will be valued at amortized cost.

     The market value of the Fund's assets in specific types of investments ("Eligible Assets") will be determined as set forth in the preceding paragraph, except that, for purposes of calculating the Eligible Asset Coverage, (i) Eligible Assets for which reliable quotations are not available will be valued at zero and (ii) Eligible Assets subject to call options written by the Fund will be valued at the lower of market value or the strike price of the option.

                                   ARTICLE IX

                                      Seal

     The seal of the Fund shall be in circular form and shall bear, in addition to any other emblem or device approved by the Trustees, the name of the Fund, the year of its organization and the words "Seal" and "Massachusetts." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. Unless otherwise required by the Trustees, it shall not be necessary to place the seal on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Fund.

                                   ARTICLE X

                                   Fiscal Year

     Unless otherwise determined by the Trustees, the fiscal year of the Fund shall end on the last day of July in each Year.

                                   ARTICLE XI

                                    Custodian

     All securities and other assets of the Fund shall be deposited in the safekeeping of a bank or trust company having capital, surplus and undivided profits of at least two million dollars ($2,000,000) or of a member of a national securities exchange (as defined in the Securities Exchange Act of 1934), as the Trustees may from time to time determine.

                                  ARTICLE XII

                            Execution of Instruments

     Except as the Trustees may generally or in particular cases otherwise authorize or direct, all deeds, leases, transfers, contracts, proposals, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Fund shall be signed or endorsed on behalf of the Fund by the Chairman, President, one of the Vice-Presidents or the Treasurer.

                                  ARTICLE XIII

                         Independent Public Accountants

     The firm of independent public accountants which shall sign or certify the financial statements of the Fund filed with the Securities and Exchange Commission shall be selected annually by the Trustees and ratified by the Shareholders in accordance with the provisions of the 1940 Act.

                                  ARTICLE XIV

                                   Amendments

     Except as otherwise provided herein, these By-Laws may be amended, altered or repealed by the affirmative vote of a majority of the Trustees at any regular or special meeting called for that purpose; provided, however, that no provision of these By-Laws authorizing any action by the Fund that requires the vote of the holders of any class of Shares or the holders of any series of Shares of any class may be amended, altered or repealed except by the affirmative vote of (x) the holders of at least the percentage of Shares of such class or series required to authorize the action specified therein and (y) the percentage of Trustees required to authorize the action specified therein or, if no such percentage is specified, a majority of the Trustees.

     Subject to the foregoing, these By-Laws may also be amended, altered or repealed at any meeting of the Shareholders at which a quorum is present or represented.

                                   EXHIBIT A

                         MOODY'S INDUSTRY CLASSIFICATION

1. Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition

2.   Automobile:   Automotive   Equipment,   Auto-Manufacturing,    Auto   Parts
     Manufacturing, Personal Use Trailers, Motor Homes, Dealers

3. Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables

4. Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil

5. Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development

6. Chemicals, Plastics and Rubber: Chemicals (non-agriculture), Industrial Gases, Sulphur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating

7.   Containers,  Packaging and Glass:  Glass,  Fiberglass,  Containers made of:
     Glass, Metal, Paper, Plastic, Wood, or Fiberglass

8. Personal and Non Durable Consumer Products (Manufacturing Only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies

9.   Diversified/Conglomerate Manufacturing

10.  Diversified/Conglomerate Service

11. Diversified Natural Resources, Precious Metals and Minerals: Fabricating, Distribution, Mining and Sales

12.  Ecological:  Pollution  Control,  Waste  Removal,  Waste  Treatment,  Waste
     Disposal

13.  Electronics:    Computer   Hardware,   Electric   Equipment,    Components,
     Controllers, Motors, Household Appliances, Information Service Communication Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology

14.  Finance: Investment Brokerage, Leasing, Syndication, Securities

15.  Farming  and  Agriculture:   Livestock,   Grains,   Produce,   Agricultural
     Chemicals, Agricultural Equipment, Fertilizers

16.  Grocery: Grocery Stores, Convenience Food Stores

17. Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment

18.  Home and Office  Furnishings,  Housewares  and Durable  Consumer  Products:
     Carpets, Floor Coverings, Furniture, Cooking, Ranges

19.  Hotels, Motels, Inns and Gaming

20.  Insurance: Life, Property and Casualty, Broker, Agent, Surety

21. Leisure, Amusement, Motion Pictures, Entertainment: Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution

22. Machinery (Non-Agriculture, Non-Construction, NonElectronic): Industrial, Machine Tools, Steam Generators

23. Mining, Steel, Iron and Non Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales

24. Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling

25.  Personal, Food and Miscellaneous Services

26. Printing, Publishing and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, T.V., Cable, Broadcasting Equipment

27.  Cargo  Transport:  Rail,  Shipping,   Railroads,  Rail-car  Builders,  Ship
     Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport

28. Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom

29.  Telecommunications:   Local,   Long   Distance,   Independent,   Telephone,
     Telegraph, Satellite, Equipment, Research, Cellular

30. Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes

31.  Personal Transportation: Air, Bus, Rail, Car Rental

32.  Utilities: Electric, Water, Hydro Power, Gas, Diversified

33. Sovereigns, Semi-Sovereigns, Canadian Provincial Bonds and Supra-national Agencies

             DIFFERING DIVERSIFICATION GUIDELINES - HOW TO DIVERSIFY

ISSUER:

                                        Non-Utility                         Utility
    Collateral Ratings[1]       Max. Single Issuer (%) [3,4]      Max. Single Issuer (%)[3,4]
"aaa", Aaa                                  100                               100
"aa", Aa                                     20                               20
"a", A                                       10                               10
CS, "baa", Baa[6]                            6                                 4
Ba                                           4                                 4
B1-B2                                        3                                 3
B3(Caa subordinate)                          2                                 2


INDUSTRY:

                                        Non-Utility                         Utility
    Collateral Ratings[1]      Max. Single Industry(%) [4,5]     Max. Single Industry(%)[4,5]
"aaa", Aaa                                  100                               100
"aa", Aa                                     60                               60
"a", A                                       40                               50
CS, "baa", Baa[6]                            20                               50
Ba                                           12                               12
B1-B2                                        8                                 8
B3(Caa subordinate)                          5                                 5


STATE:

                                        Non-Utility                         Utility
    Collateral Ratings[1]        Max. Single State (%) [4]         Max. Single State (%)[4]
"aaa"                                       n/a                               100
"aa"                                        n/a                               20
"a"                                         n/a                               10
CS, "baa"[6]                                n/a                                7

             DIFFERING DIVERSIFICATION GUIDELINES - HOW TO DIVERSIFY

ISSUE-SIZE FOR BONDS:

                                                  Minimum Issue-Size
             Collateral Ratings[1]                 ($ in millions)
"aaa", Aaa                                               100
"aa", Aa                                                 100
"a", A                                                   100
CS, "baa", Baa[6]                                        100
Ba                                                      50[2]
Bl-B2                                                   50[2]
B3(Caa subordinate)                                     50[2]


[1]  Refers to the senior debt rating of collateral.

[2] Collateral bonds from issues ranging $50 million to $100 million are limited to 20% of the collateral pool.

[3] Companies subject to common ownership of 25% or more are considered as one name.

[4] Percentages represent a portion of the aggregate market value of the corporate portfolio.

[5] Definition of industry refers to sub-industries (i.e. gas, electricity, etc.) in the case of preferred stock, common stock and bonds. Investments in sub-industries must be added and are eligible only to the extent that the combined sum represents a percentage portion of the Eligible Assets less than or equal to the percentage limits in the diversification tables above.

[6] CS refers to common stock which is diversified independently from its rating level.

                                   EXHIBIT B

                               FUTURES AND OPTIONS

Types:

         Call and Put Options (purchased)
         Exchange-Traded Put and Covered Call Options (written)
         Exchange-Traded Futures

STIPULATIONS:

Moody's guidelines provide for the use of futures and options in a leveraged income fund. The following conditions must be met to permit options and futures in a structured transaction:

Call Options: The issuer may purchase call options and write only covered call options. The issuer may write calls that cross-hedge only if the issuer holds the security that the call cross-hedges; both the deliverable security and the hedged asset have similar duration and interest rates.

Put Options:  The issuer may purchase or write put options.

Futures Contracts: Notwithstanding anything to the contrary in these By-laws or this Exhibit B, (i) the issuer may only enter into exchange-traded futures, and only where the exchange takes the opposite position of the contract and (ii) if the issuer enters a futures contract as seller, it must own the underlying security. Further, notwithstanding anything to the contrary in these By-laws or this Exhibit B, the Fund will (i) limit its transactions in futures contracts and written options thereon to those relating to U.S. treasury bonds and (ii) limit its transactions in future contracts sold so that the settlement value of the futures contract does not exceed 65% of the value of the preferred stock portion of the Eligible Assets of the Fund rated "baa3" by Moody's or 70% of the value of the Eligible Assets of the Fund rated "a", "aa" or "aaa" by Moody's and otherwise not hedge by a written call.

VARIATIONS:

Call Options on Futures Contracts: The issuer may purchase call options on future contracts. The issuer may also write call options on futures if it owns the futures contract subject to the option or (i) mark-to-market daily, (ii) count 105% of the market value of the underlying futures contract as a liability, and (iii) reverse its position in the option by the first business day of the month in which the option expires.

Put Options on Futures Contracts: The issuer may purchase or write put options on future contracts. When writing an option on futures where the contract requires delivery of a security, that security must be held by the issuer.

Index-Based Futures or Options Transactions: The issuer may hedge only eligible assets and shall close out its position by the fifth business day of the contract month. Contracts that expire on the first or second succeeding settlement dates are permitted. Using futures contracts to hedge portfolios must be in a manner consistent with Moody's guidelines from time to time. Use of other indices or underlying assets requires written confirmation that the transaction will not adversely affect Moody's rating.

PORTFOLIO VALUATION - ASSETS:

Call Options: Purchased call option contracts will have no value for purposes of the valuation test. Written call options that are exchange-traded and "readily reversible" or will expire before the earliest possible redemption will be valued at the lower of the market value discounted for price volatility and exercise price of the option, otherwise they are assumed to have no value for the purposes of the valuation test.

Put Options: Purchased put option contracts will have no value for the purposes of the valuation test. The underlying asset of a written put option is valued at the lesser of the exercise price and the market value of the security discounted for price volatility.

Futures Contracts: The underlying security in a futures contract will be valued at the lower of the settlement price and the market value of the security discounted for price volatility. For contracts maturing before the earliest possible redemption date, the security may be valued at the settlement price, where the issuer is the seller, or at the market value discounted for price volatility, where the issuer is the purchaser.

PORTFOLIO VALUATION - LIABILITIES:

The following shall be included as liabilities:

     1. 10% of the exercise price of a written call option.

     2. 25% of the exercise price of a written call option involving a hedge.

     3. The exercise price of any written put option.

     4. 10% of the invoice price of assets sold under a futures contract.

     5. The invoice price of assets purchased under a futures contract.

     6. The invoice price on the underlying futures contract if the issuer writes put options on a futures contract.

     7. 105% of the market value of the underlying futures contract for written call options futures where the issuer does not own the underlying contract.

ADDITIONAL STIPULATIONS:

     1. The issuer may not engage in options and futures transactions for leveraging or speculative purposes.

     2. The issuer may not write any anticipatory call options or sell anticipatory futures contracts pursuant to which the fund hedges the anticipated purchase of an asset prior to the completion of such purchase.

     3. The issuer may not enter into an option or futures transaction, unless, after giving effect to such transaction, the fund would continue to be in compliance with the valuation test.

     4. Assets in margin accounts are assumed to have no value for purposes of the valuation test.

     5. The issuer may, enter into only exchange-traded futures and shall write only exchange-traded options on exchanges approved by Moody's, currently the Chicago Board of Trade and the Financial Exchange.

     6. In cases where delivery may be made with any of a class of securities, the issuer shall assume that it takes delivery of that security which yields it the least value.

     7. The issuer may not engage in forward contracts and will hedge only certain specified assets.

     8. To the extent an asset is used to cover a particular option, futures contract or option on a futures contract, the Fund will not be able to use such asset to cover any additional option, future contract or option on a futures contract.